UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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RiceBran Technologies
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RiceBran Technologies
2928 Ramco Street, Suite 120
West Sacramento, California 95691

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 21, 2017

TO THE SHAREHOLDERS OF RICEBRAN TECHNOLOGIES:

Notice is hereby given that the 2017 Annual Meeting of Shareholders (Annual Meeting) of RiceBran Technologies, a California corporation (Company), will be held at Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, Arizona 85253, on Wednesday, June 21, 2017, at 9:00 a.m. local time, for the following purposes, as more fully described in the accompanying proxy statement (Proxy Statement):

1.	to elect seven (7) directors to serve on the Board of Directors until the 2018 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.
to approve amendments to our articles of incorporation that would effect a reverse stock split, pursuant to which either two, three or four outstanding shares of our common stock would be combined into one share of such stock, and to authorize our board of directors, at their discretion, to select and file one such amendment which would effect the reverse stock split at one of these four reverse split ratios on or before June 21, 2018, if deemed appropriate.

3.	to approve an amendment to our 2014 Equity Incentive Plan to increase by 1,700,000 shares the number of shares authorized for issuance thereunder;

4.	to approve, on a nonbinding advisory basis, the compensation of our named executive officers;

5.	to ratify our appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

6.	to transact such other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 26, 2017, are entitled to notice of and to vote at the meeting and any adjournment thereof.

The Company is pleased to continue utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet.  As a result, the Company is mailing to its shareholders a notice instead of a paper copy of the Proxy Statement and the Company’s 2016 Annual Report.  The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

By Order of the Board of Directors,

J. Dale Belt, Secretary

West Sacramento, California
May 12, 2017

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please vote by proxy via mail, telephone or Internet as described below.  If you attend the meeting, you may vote in person, even if you previously have returned your proxy card or voted via telephone or Internet.

RiceBran Technologies
2928 Ramco Street, Suite 120,
West Sacramento, California 95691

PROXY STATEMENT
FOR
2017 ANNUAL MEETING OF SHAREHOLDERS

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the Board of Directors (Board) for use at our 2016 Annual Meeting of Shareholders (Annual Meeting) to be held on Wednesday, June 21, 2017, at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  The Annual Meeting will be held at Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, Arizona 85253.  The telephone number at that address is (480) 948-5000.

These materials were first sent or made available to shareholders on May 12, 2017.  These materials include (i) this Proxy Statement and (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (SEC) on March 23, 2017 (Annual Report).  If you requested printed versions by mail, these materials also include the proxy card or vote instruction for the Annual Meeting.

Our principal executive offices are located at 2928 Ramco Street, Suite 120, West Sacramento, California  95691.  Our telephone number at that location is (602) 522-3000 and our website is www.ricebrantech.com.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to: (i) elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) approve amendments to our articles of incorporation to effect a reverse stock split; (iii) approve an amendment to our 2014 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder (iv) approve, on a nonbinding advisory basis, the compensation of our named executive officers; (v) ratify the appointment of Marcum LLP as our independent registered public accounting firm and (vi) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Shareholders Entitled to Vote; Record Date

Only holders of record of RiceBran Technologies common stock (Common Stock) at the close of business on April 26, 2017 (Record Date) are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 10,927,204 shares of Common Stock outstanding.

Internet Availability of Proxy Materials

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials via the Internet.  Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (Notice) to the Company’s shareholders.  All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.  In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.  The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

The Notice will provide you with instructions regarding how to view on the Internet the Company’s proxy materials for the Annual Meeting.  The Company’s proxy materials are also available on the Company’s website at www.ricebrantech.com/InvestorRelations.

Revocability of Proxies

You may change your proxy instructions at any time prior to the vote at the Annual Meeting.  For shares held directly in your name, you may accomplish this by voting again via the Internet or by telephone, by executing a new proxy card or voting instruction card with a later date (which automatically revokes the earlier proxy) and delivering it to the Secretary of the Company at or prior to the taking of the vote at the Annual Meeting or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  Please note, however, that if a shareholder has instructed a broker, bank or nominee to vote his, her or its shares of our common stock, the shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions.  In the event of multiple online or telephone votes by a shareholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the shareholder, unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.

Voting Procedures

You may vote by mail.  If you are a registered shareholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope.  Your proxy will then be voted at the Annual Meeting in accordance with your instructions.

You may vote by telephone or on the Internet.  If you are a registered shareholder, you may vote by telephone or on the Internet by following the instructions included on the proxy card.  Shareholders with shares registered directly with American Stock Transfer and Trust Company, LLC, our transfer agent, may vote (i) on the Internet at the following web address: http://www.voteproxy.com or (ii) by telephone by dialing the toll-free number in the Notice.  If you vote by telephone or on the Internet, you do not have to mail in your proxy card.  If you wish to attend the meeting in person, however, you will need to bring valid picture identification with you. Internet and telephone voting are available 24 hours a day.  Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the meeting date.

You may vote in person at the meeting.  If you are a registered shareholder and attend the meeting (please remember to bring your valid picture identification, admission ticket or other acceptable evidence of stock ownership as of the Record Date), you may deliver your completed proxy card in person.  If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name.  In that case if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares, along with valid picture identification.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from us.  Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet.  A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options.  If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures, which comply with California law, are designed to authenticate shareholders’ identities, allow shareholders to vote their shares and confirm that shareholders’ votes have been recorded properly.  Shareholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder using such services.  Also, please be aware that we are not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Voting and Solicitation

On all matters, each share of Common Stock outstanding on the Record Date entitles its owner to one vote.

Expenses of solicitation of proxies will be borne by us.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

We intend to engage Morrow & Co., LLC to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  We expect to pay Morrow up to $5,000, depending on the services actually provided.

Quorum; Abstentions; Broker Non-votes

A majority of the shares of Common Stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting.  Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum.  Shares that are voted “FOR” or “AGAINST” a matter will also be treated as shares entitled to vote (Votes Cast) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only affirmative votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors (Proposal 1).  The affirmative vote of a majority in voting power of all of our outstanding shares of common stock is required to approve the amendments of our articles of incorporation (Proposal 2).  Assuming a quorum is present, the affirmative vote of both (i) a majority of the shares of our common stock represented at the Annual Meeting and (ii) a majority of the shares required to constitute a quorum, are required to approve the amendment to our 2014 Equity Incentive Plan (Proposal 3), to approve the advisory vote on executive compensation (Proposal 4) and to ratify the selection of our independent registered public accountants (Proposal 5).

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes”, we believe that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  We further believe that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter.  In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker “non-votes” in this manner.  Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Nominees will not have discretionary voting power with respect to the first four proposals to elect our directors, to approve an amendment to our articles of incorporation to effect a reverse stock split, to approve an amendment to the 2014 Equity Incentive Plan to increase the number of shares issuable thereunder and to approve the advisory vote on executive compensation, and will consequently be unable to vote shares held by beneficial owners who do not give voting instructions to their brokers, banks or nominees with respect to these proposals.

Deadlines for Submission of Shareholder Proposals for 2018 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Proxy Materials.  Our shareholders are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the SEC or our bylaws.  Shareholders who wish to have a proposal considered for inclusion in the proxy materials for our 2018 Annual Meeting must submit such proposal to us by January 12, 2018.  If we change the date of our 2018 Annual Meeting by more than 30 days from the date of this year’s meeting, the deadline is a reasonable time before we begin to print and send our proxy materials for the 2018 Annual Meeting.  The submission of a proposal does not guarantee that it will be included in our proxy statement or proxy.

Requirements for Shareholder Proposals not to be Included in Proxy Materials.  Shareholders who wish to present a proposal at our 2018 Annual Meeting that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to our secretary at our principal executive offices by March 28, 2018.  If the date of our 2018 Annual Meeting is changed by more than 30 days from the date of this year’s meeting, notice of the proposal must be received by us no later than the close of business on a date determined and publicized by our Board, which date shall be at least ten (10) days after such date is publicized.  Shareholders wishing to make such proposals must also satisfy the other requirements set forth in our bylaws.  If a shareholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934 (Exchange Act), we may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a shareholder.

If there is a change in the deadlines set forth above for shareholder proposals with respect to the 2018 Annual Meeting, we will disclose the new deadlines in a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, or by other means.

PROPOSAL ONE

ELECTION OF DIRECTORS

Description of Current Board of Directors

A board of seven (7) directors is to be elected at the Annual Meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven (7) nominees named below.  In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy.  The seven (7) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.  It is not expected that any nominee will be unable or will decline to serve as a director.  The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Position
Robert D. Smith, Ph.D.	56	Chief Executive Officer, President and Director
Brent Rosenthal (2)(3)	45	Chairman of the Board of Directors
Beth Bronner (1)(2)	65	Director
Ari Gendason (1)(3))	42	Director
David Goldman (1)(3)	73	Director
Baruch Halpern	66	Director
Henk W. Hoogenkamp (2)(3)	68	Director

(1)	Current member of the Audit Committee.
(2)	Current member of the Compensation Committee.
(3)	Current member of the Nominating and Governance Committee.

Robert D. Smith, Ph.D., has served as our director and as our chief executive officer and president since December 2016, interim chief executive officer from August 2016 to December 2016, our chief operating officer from July 2016 to August 2016, our senior vice president of operations and R&D from November 2014 to June 2016, our senior vice president of sales and business development November 2013 to November 2014, and senior vice president of business development from March 2012 to November 2013.  Dr. Smith brings over 20 years of experience managing research and development and business development in the Ag-biotech industry.  He served as director of business development at HerbalScience Group from 2007 to 2010 and worked at Affynis LLC from 2010 to 2012 as a consultant.  Dr. Smith has also served as director of research and developments at Global Protein Products Inc. and PhycoGen Inc., and was project leader at Dekalb Genetics, a Monsanto Company.  Dr. Smith was a research assistant professor at the Ag-Biotech Center at Rutgers University and did his post-doctoral work in plant molecular biology at the University of Missouri-Columbia.  He holds a Doctor of Philosophy degree in molecular genetics and cell biology from the University of Chicago and a bachelor of arts degree in biology from the University of Chicago.

Brent Rosenthal has served as director and chairman of the board since July 2016.  Mr. Rosenthal is the founder of Mountain Hawk Capital Partners, LLC, an investment fund focused on small and micro-cap equities in the food and technology media telecom (TMT) industries.  Mr. Rosenthal also serves on the boards of directors of comScore (NASDAQ: SCOR), Sito Mobile (NASDAQ: SITO) and is an adviser to the board of directors of Park City Group (NASDAQ: PCYG), a food safety and supply chain software company.  Previously, Mr. Rosenthal was a partner in affiliates of W.R. Huff Asset Management where he worked from 2002 to 2016.  Mr. Rosenthal served on the board of directors of Rentrak (NASDAQ: RENT) from 2008 to 2016 and as non-executive chairman of the board from 2011 to 2016.  He also served on the boards of directors of two privately-held Hispanic food companies, Wisconsin Cheese Group and Reynaldo's Mexican Food Company from 2007 to 2016.  Earlier in his career, Mr. Rosenthal was director of mergers and acquisitions for RSL Communications Ltd. and served emerging media companies for Deloitte & Touche LLP.  Mr. Rosenthal is an inactive certified public accountant.  Mr. Rosenthal earned his Bachelor of Science degree from Lehigh University and Master of Business Administration degree from the S.C. Johnson Graduate School of Management at Cornell University.  The Board believes that Mr. Rosenthal’s experience investing in the food industry, independent board experience and business acumen are the attributes, skills, experiences and qualifications that allow Mr. Rosenthal to make a valuable contribution as one of our directors.  Mr. Rosenthal was appointed as chairman of the board and director under the terms of a July 2016 settlement agreement with LF-RB Management, LLC and certain other parties, referenced in “Certain Relationships and Related Transactions.”

Beth Bronner has served as a director since July 2016.  Ms. Bronner has been a managing director at Mistral Equity Partners, a private equity firm that specializes in the consumer and food sector, since 2006.  Ms. Bronner also has served as president of Revlon Professional, North America, president of the health division at Sunbeam, vice-president, consumer market/business markets at AT&T, and senior vice president and chief marketing officer of the consumer/retail business at Citibank.  Ms. Bronner also served as global chief marketing officer of Beam Spirits and Wine.  Ms. Bronner is a former member of the board of directors of Jamba, Inc. (2009 to 2012) (NASDAQ: JMBA), Assurant, Inc. (1994 to 2011) (AIZ/NYSE) and Hain Celestial Group, Inc. (199 to 2010) (NASDAQ: HAIN). She is a member of The Committee of 200 International Women’s Forum and The Chicago Network.  She currently serves on the boards of several not-for-profit organizations including the President’s Advisory Council of Vassar College.  Ms. Bronner received a bachelor of arts degree from Vassar College and a Master of Business Administration degree from The University of Chicago.  The Board believes that Ms. Bronner’s experience (i) in change management, business turnaround, organization restructuring high-performance team building and brand building (ii) her experience as a senior executive and private equity investor and (iii) service on the boards of several multi-billion dollar companies are the attributes, skills, experiences and qualifications that allow Ms. Bronner to make a valuable contribution as one of our directors.  Ms. Bronner was appointed director under the terms of a July 2016 settlement agreement with LF-RB Management, LLC and certain other parties referenced in “Certain Relationships and Related Transactions.”

Ari Gendason has served as a director since July 2016.  Mr. Gendason is senior vice president, head of corporate investments at Continental Grain Company, a privately held global food and agriculture company.  He has been with Continental Grain Company since 2004.  At Continental Grain, Mr. Gendason has focused on investing in multiple sectors in the food and agriculture supply chain including protein production, agricultural processing, food manufacturing, restaurants and agricultural commodities.  He is a member of the board of directors of Wayne Farms LLC.  Mr. Gendason was formerly an associate at VantagePoint Venture Partners, an associate at Greenbridge Capital, an associate at RSL Communications and an investment banking analyst at CIBC Oppenheimer.  Mr. Gendason received both his Bachelor of Science degree in finance and accounting and his Master of Business Administration degree in finance from The Wharton School of the University of Pennsylvania.  The Board believes that Mr. Gendason’s extensive experience, business knowledge and financial expertise are the attributes, skills, experiences and qualifications that allow Mr. Gendason to make a valuable contribution as one of our directors.  Mr. Gendason was appointed director under the terms of a July 2016 settlement agreement with LF-RB Management, LLC and certain other parties referenced in “Certain Relationships and Related Transactions.”

David Goldman has served as a director since October 2012.  Mr. Goldman, a certified public accountant, retired as a senior partner of Deloitte & Touche LLP (D&T) in 2001 and began a consulting practice focused on accounting, financial reporting and SEC matters, mainly involving public companies.  These activities included a wide range of investigations, testimony in bankruptcy and regulatory hearings and service on and as an advisor to public and private boards of directors.  He currently serves on the board of ML Liquidating Trust., successor to a billion-dollar real estate investment fund, and previously served as audit committee chair and member of the board of directors of Swift Transportation from 2003 to 2006.  During Mr. Goldman’s 35 years with D&T, he managed office operations, concurred on major technical matters, assisted in dispute resolutions and specialized in serving SEC registrants.  In addition to the D&T Arizona practice, he served in various roles in the executive office in New York, the Los Angeles practice office and other offices.  He is a past member of Council of the American Institute of Certified Public Accountants and a past president of the Arizona Society of Certified Public Accountants, among other executive board positions.  Mr. Goldman obtained a bachelor’s degree in business administration and a Master of Accounting degree from the University of Arizona.  The Board believes that Mr. Goldman’s extensive experience as a CPA, outside board experience and business knowledge and financial expertise are the attributes, skills, experiences and qualifications that allow Mr. Goldman to make a valuable contribution as one of our directors.

Baruch Halpern has served as a director since January 2012.  For more than 20 years, Mr. Halpern has been involved in equity research, advisory, capital raises, and has served as managing director of Halpern Capital, Inc., a boutique investment banking firm founded by Mr. Halpern in 2002.  He has also held senior finance positions at major corporations.  Since 2009, Mr. Halpern has been managing director of CrossCredit Capital, LLC, a firm focused on structured financial solutions, and since 2010 he has been managing director of Carbon Capital Advisors, LLC, a firm focused on green energy and carbon footprint amelioration.  Prior to founding Halpern Capital in 2002, Mr. Halpern held various sell-side analyst positions.  Additionally, he gained substantial buy-side experience as vice president and portfolio manager at Fred Alger & Co., an investment advisory firm.  At Fred Alger & Co., Mr. Halpern served as a research group leader, managing a $1 billion portfolio with more than 600 companies in a broad range of industries.  Mr. Halpern has an extensive corporate and industry background, having also held positions with Celanese Corporation and Beech-Nut, Inc.  Mr. Halpern received his Master of Business Administration in finance from Baruch College.  Mr. Halpern has been a CFA Charter holder since 1982 and holds numerous FINRA certifications.  The Board believes that Mr. Halpern’s financial advisor and investment advisor experience, accounting and finance knowledge, and his detailed knowledge of our business structure and our products, are the attributes, skills, experiences and qualifications that allow Mr. Halpern to make a valuable contribution as one of our directors.  Mr. Halpern initially was appointed as a director in connection with the financing under our January 2012 note and warrant purchase agreement.

Henk W. Hoogenkamp has served as a director since April 2012.  Since 2006, Mr. Hoogenkamp has been an author and an independent management consultant to multiple companies, including us from time to time.  From 1990 to 2006, Mr. Hoogenkamp served as a senior director of strategic technology with Solae, a wholly owned subsidiary of DuPont.  Mr. Hoogenkamp has authored fourteen books and chapters on the importance of dairy protein and plant protein in formulated foods and meat products.  He has published over 500 articles discussing protein technology and its socio-economic impact, as well as environmental sustainability for future generations.  Mr. Hoogenkamp is a member of several strategic and technology advisory boards to global food and ingredient companies.  He previously served as the President of DMV-Campina USA, now Royal FrieslandCampina, the world’s largest dairy protein operator.  In December 1996, Mr. Hoogenkamp received an honorary doctoral degree from the Institute of Sports Medicine, in Bucharest, Romania, for his pioneering work on the effects of protein supplementation for elite sport performance.  The Board believes that Mr. Hoogenkamp’s extensive knowledge of protein ingredient solutions, experience as a member of the strategic and technology advisory boards, network of contacts and relationships in this industry and his work experience, are the attributes, skills, experiences and qualifications that allow Mr. Hoogenkamp to make a valuable contribution as one of our directors.  The investors in our January 2012 note and warrant financing had the right to designate one individual for the Board to consider appointing as a director on our Board.  The investors designated Mr. Hoogenkamp, and after consideration and evaluation, the Board appointed Mr. Hoogenkamp as one of our directors.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until the director’s successor has been elected and qualified.

Role of the Board; Corporate Governance Matters

Board Leadership Structure

The Board does not have a policy, one way or the other, with respect to whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee.  The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.  Currently, Mr. Rosenthal, an independent director, serves as chairman of the Board.

Risk Oversight

Our Board of Directors is currently comprised of seven directors, five of whom are independent.  The Board has three standing committees with separate chairs - the Audit, Compensation, Nominating and Governance.  A majority of the members of each standing committee are independent directors.  Our Audit Committee is responsible for overseeing risk management and on at least an annual basis reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, legal and regulatory compliance, and investment policies.  Our Audit Committee also serves as the contact point for employees to report corporate compliance issues.  Our Audit Committee regularly reviews with our Board any issues that arise in connection with such topics.  Our full Board regularly engages in discussions of risk management to assess major risks facing the Company and review options for their mitigation.  Each of our Board committees also considers the risk within its area of responsibilities.  For example, our Compensation Committee periodically reviews enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking and our Nominating and Governance Committee oversees risks related to governance issues.

Board Independence

Our Board annually determines the independence of each director, based on the independence criteria set forth in the listing standards of the Marketplace Rules of NASDAQ.  In making its determinations, the Board considers all relevant facts and circumstances brought to its attention as well as information provided by the directors and a review of any relevant transactions or relationships between each director or any member of his or her family, and the Company, its senior management or our independent registered public accounting firm.  Based on its review, the Board determined that Beth Bronner, Ari Gendason, David Goldman, Henk W. Hoogenkamp and Brent Rosenthal are each independent under the NASDAQ criteria for independent board members.

Board Meetings and Committee Meetings

During 2016, the Board held 17 meetings and each director attended at least 75% of those meetings during the period that he or she was a director.  Our Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate.  Our Board has delegated various responsibilities and authority to its committees as generally described below.  The committees will regularly report on their activities and actions to the Board.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.  The members of the Audit Committee are Beth Bronner, Ari Gendason and David Goldman.  Each member of the Audit Committee is independent under Nasdaq’s independence standards for audit committee members.  The Board has determined that each member of the Audit committee is an “audit committee financial expert”, as defined by the rules of the SEC.  The charter of the Audit Committee is available on our website at www.ricebrantech.com on the Investor Relations page.  The Audit Committee met seven (7) times in 2016 and meetings and each director attended at least 75% of those meetings during the period that he or she was a committee member.

Compensation Committee

The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board stock option grants for our executive officers.  The members of the Compensation Committee are Beth Bronner, Henk W. Hoogenkamp and Brent Rosenthal and each member is independent under Nasdaq’s independence standards. for compensation committee members.  Our chief executive officer often makes recommendations to the Compensation Committee and the Board concerning compensation of other executive officers.  The Compensation Committee seeks input on certain compensation policies from the chief executive officer.  The charter of the Compensation Committee is available on our website at www.ricebrantech.com on the Investor Relations page.

In fulfilling its duties and responsibilities, the Compensation Committee seeks periodic input, advice and recommendations from various sources, including our Board of Directors, our executive officers and the Compensation Committee's independent executive compensation consultant.  The Committee at all times exercises independent discretion in its executive compensation decisions.  The Compensation Committee met seven (7) times in 2016 and meetings and each director attended at least 75% of those meetings during the period that he or she was a committee member.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for matters relating to the corporate governance of our Company and the nomination of members of the Board and committees thereof.  The members of the Nominating and Governance Committee are Ari Gendason, David Goldman, Henk W. Hoogenkamp and Brent Rosenthal, and each member is independent under Nasdaq’s independence standards.  The charter of the Nominating and Governance Committee is available on our website at www.ricebrantech.com on the Investor Relations page.  The Nominating and Governance Committee met five (5) times in 2016 and all members of this committee at the time of a meeting attended.

Nomination Process

In evaluating potential candidates for membership on the Board, the Nominating and Governance Committee may consider such factors as it deems appropriate.  These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.  While the Nominating and Governance Committee has not established any specific minimum qualifications for director nominees, the Nominating and Governance Committee believes that demonstrated leadership, as well as significant years of service in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as our director.  Upon the identification of a qualified candidate, the Nominating and Governance Committee selects, or recommends for consideration by the full Board, the nominee for the election of directors to the Board.

Although we do not have a formal policy in place, we consider diversity, among other factors, to identify our nominees for the Board. We view diversity broadly to include diversity of experience, skills and viewpoint as well as more traditional diversity concepts.  In sum, we strive to assemble a diverse Board that is strong in its collective knowledge and that also consists of individuals who bring a variety of complementary attributes and skills to the Board such that the Board, taken as a whole, has the necessary and appropriate skills and experience to provide an enriched environment.  The needs of the Board and the factors that the Nominating and Governance Committee considers in evaluating candidates are reassessed on an annual basis, when the committee’s charter is reviewed.

The Nominating and Governance Committee will consider nominees recommended by shareholders.  Any shareholder may make recommendations to the Nominating and Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, RiceBran Technologies, 2928 Ramco Street, Suite 120, West Sacramento, California  95691.  Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the shareholder wishes his or her recommendation to be considered.  The Board will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates, including the following criteria:

•	Directors should be of the highest ethical character and share values that reflect positively on themselves and us.
•	Directors should have reputations, both personal and professional, consistent with our image and reputation.
•	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Nominating and Governance Committee to nominate or recommend the candidate for election to the Board in the proxy materials.

Shareholder Communication Policy

Shareholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, RiceBran Technologies, 2928 Ramco Street, Suite 120, West Sacramento, California  95691, who will forward the communication to the intended director or directors.  If the shareholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Shareholders

We have a policy of encouraging, but not requiring, directors to attend our annual meeting of shareholders.  All of our current directors who were directors at the time of the 2016 Annual Meeting of Shareholders attended such meeting except for Mr. Goldman.

Director Compensation

During 2014, the Compensation Committee engaged Mercer (through outside legal counsel) to review the current compensation of the executive management and directors.  Mercer is a leading global independent human resources and compensation firm.  After reviewing Mercer’s report with respect to Mercer’s compensation analysis methodology, compensation analysis results, peer company short and long-term incentive plan prevalence and equity plan design, the Compensation Committee approved the Mercer report in all material respects.  The Compensation Committee consults with Mercer when considering changes to director compensation.  Non-employee directors receive the following cash consideration for serving as directors and as members of committees of our Board:

	General Board Service ($)	Audit Committee ($)	Nominating and Governance Committee ($)	Compen- sation Committee ($)
General board service - all directors	40,000	-	-	-
Service as Chairman of the Board	40,000	-	-	-
Committee Assignments:
Committee Chair	-	16,000	8,000	8,000
Members	-	6,000	3,000	3,000

In addition to the fees reflected in the table above, non-employee directors receive a fee for attendance of management committee meetings of our Nutra SA subsidiary.  The fee is $6,000 per meeting attended in Brazil and $2,000 per meeting attended in the United States.

The Compensation Committee also awarded transitional director compensation to Mr. Rosenthal in the amount of (i) $10,000 or 7,035 shares per month for July 2016 through December 2016 and (ii) $8,333 or 9,027 shares per month for January 2017 through June 2017.  The amount is to be paid in either cash or stock at Mr. Rosenthal’s election for services assisting executive officers transitioning to new roles in 2016 and 2017.  As of the date of this filing no election has been made.

We reimburse all directors for travel and other necessary business expenses incurred in the performance of director services and extend coverage to them under our directors’ and officers’ indemnity insurance policies.

In furtherance of implementing the Mercer report recommendations, the Compensation Committee determined that each non-employee director automatically receives an annual fixed grant of $40,000 (Chairman received $50,000) in the form of restricted shares under the 2014 Equity Incentive Plan.  The number of shares of common stock were determined in accordance with the 2014 Equity Incentive Plan using a 5-day volume weighted average price per share.  The annual grant is made commensurate with the annual shareholder meeting.  If a director becomes a member of the Board after the annual grant, the director will receive a pro rata portion of the fixed annual grant based upon the months remaining in the year after the director was elected.

Director Compensation Table

The following director compensation table sets forth summary information concerning the compensation paid to our non-employee directors in 2016 who served on the Board during the year:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Stocks Awards ($) (3)	All Other Compen- sation ($)(4)	Total ($)
Beth Bronner (6)	28,750	-	40,839	-	69,589
Marco V. Galante (5)	36,250	-	-	-	36,250
Ari Gendason (6)	26,250	-	40,839	-	67,089
David Goldman	72,500	-	40,839	-	113,339
Baruch Halpern	58,000	-	40,839	-	98,839
Henk W. Hoogenkamp	66,000	-	40,839	-	106,839
Brent Rosenthal (6)	45,250	-	51,049	60,000	156,299
Robert C. Schweitzer (5)	61,000	-	-	-	61,000
Peter A. Woog (5)	35,750	-	-	-	35,750

(1)
Amounts shown in this column reflect the annual aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)	As of December 31, 2016, the aggregate shares under options outstanding awarded to each director are as follows: 6,563 to David Goldman; 6,996 to Baruch Halpern; and 6,545 to Henk W. Hoogenkamp.
(3)
Stock awards are reported at grant date fair value, if awarded in the period, and at incremental fair value, if modified in the period.  The 2016 grants were made under our 2014 Equity Incentive Plan in September 2016 and vest on the earlier of (1) June 30, 2017, or (2) one day prior to the next annual shareholder meeting.  The number of shares of common stock were determined using a volume weighted average price of $1.43 per share at the grant date rather than grant date fair value.  The grants were 27,972 shares to each of directors Beth Bronner, Ari Gendason, David Goldman, Baruch Halpern and Henk W. Hoogenkamp and 34,965 shares to Brent Rosenthal.  As of December 31, 2016, the aggregate shares which have been awarded to each director for board service are as follows: 27, 972 to Beth Bronner; 11,527 to Marco V. Galante; 27, 972 to Ari Gendason, 56,271 to David Goldman; 56,271 to Baruch Halpern; 56,271 to Henk W. Hoogenkamp; 34,965 to Brent Rosenthal; 35,373 to Robert C. Schweitzer; and 24,106 to Peter A. Woog.

(4)
The Compensation Committee awarded transitional director compensation to Mr. Rosenthal in the amount of (i) $10,000 or 7,035 shares per month for July 2016 through December 2016 and (ii) $8,333 or 9,027 shares per month for January 2017 through June 2017.  The amount is to be paid in either cash or stock at Mr. Rosenthal’s election.  As of the date of this filing, no election has been made and therefore no cash has been paid and no stock has been issued as transitional compensation.

(5)	Marco V. Galante ceased being a director in June 2016. Robert C. Schweitzer and Peter A. Woog ceased being directors in July 2016.
(6)	Beth Bronner, Ari Gendason, and Brent Rosenthal became directors in July 2016.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. Any waivers of any provision of this code for our directors or officers may be granted only by the Board or a committee appointed by the Board. Any waivers of any provisions of this code for an employee or a representative may be granted only by our chief executive officer or principal accounting officer. We will provide any person, without charge, a copy of this Code. Requests for a copy of the code may be made by writing to RiceBran Technologies at 2928 Ramco Street, Suite 120, West Sacramento, California  95691, Attention: Secretary.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL TWO

APPROVAL OF AMENDMENTS TO ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Overview

Our Board has unanimously approved proposed amendments to our articles of incorporation to effect a reverse stock split of all outstanding shares of Common Stock at an exchange ratio of either one-for-two, one-for-three or one-for-four.  The reverse stock split would also alter the number of shares of Common Stock authorized for issuance at the same ratio as the reverse stock split so that each two, three or four shares of authorized. Common Stock on the date of the reverse stock split will be automatically converted into one share of authorized Common Stock.

Should we receive the required shareholder approval, our Board will have the sole discretion to elect at any time before June 21, 2018, (1) whether or not to effect a reverse stock split, and (2) if so, whether two, three or four shares of Common Stock will be combined into one share of Common Stock.  The Board believes that providing the Board with flexibility to choose the exact reverse split ratio based on then-current market conditions is in the best interests of the Company and its shareholders.   Even with shareholder approval of this proposal, our Board would not be obligated to pursue the reverse stock split.  Rather, the Board would have the flexibility to decide whether or not a reverse stock split (and at what ratio) would be in the best interests of the Company and our shareholders.

The text of the form of proposed certificates of amendments to our articles of incorporation is attached hereto as Appendix A.  By approving these certificates of amendment, shareholders will approve a series of amendments to our articles of incorporation pursuant to which whole number of outstanding shares of either two, three or four would be combined into one share of Common Stock, and authorize the Board to file only one such amendment, as determined by the Board in the manner described herein, and to abandon each amendment not selected by the Board.  The Board may also elect not to undertake any reverse stock split.

If approved by the shareholders, and following such shareholder approval, the Board determines that effecting a reverse stock split is in the best interests of the Company and its shareholders, the reverse stock split will become effective upon filing one such amendment with the Secretary of State of the State of California.  The amendment filed thereby will contain the number of shares selected by the Board within the limits set forth in this proposal to be combined into one share of Common Stock.

Except for adjustments that may result from the treatment of fractional shares as described below, each shareholder will hold the same percentage of the outstanding Common Stock immediately following the reverse stock split as such shareholder held immediately prior to the reverse stock split.  The amendment would also decrease the authorized number of shares of Common Stock by the same ratio that the number of outstanding shares are reduced.

Reasons for the Reverse Stock Split

The purpose of authorizing the reverse stock split is to increase the flexibility of the Board in addressing market-related issues affecting our capitalization.  First, the Board believes that a reverse stock split may enable us to regain compliance with The Nasdaq Stock Market LLC (Nasdaq) requirements to maintain a minimum closing bid price, as discussed further below.  Second, the Board believes that a reverse stock split could improve the marketability and liquidity of the Common Stock.

Nasdaq Listing.  On March 10, 2017, Company received a notification letter from Nasdaq indicating that for 30 consecutive business days the Company’s common stock did not maintain a minimum closing bid price of $1.00 (Minimum Bid Price Requirement) per share as required by Nasdaq Listing Rule 5550(a)(2) (the Rule).  The Nasdaq notification had no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market.  Consistent with the Rule, Nasdaq provided the Company with a compliance period of 180 calendar days, or until September 6, 2017, to regain compliance with the Rule.  To regain compliance with the Rule, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days during this 180 calendar day period.  If the Company does not achieve compliance with the Minimum Bid Price Requirement by September 6, 2017, Nasdaq will provide written notification to the Company that the common stock and Class A warrants are subject to delisting.  However, the Company may be eligible for additional time to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement.  To qualify for more time, the Company will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.  If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days. However, if it appears to Nasdaq that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that the Company’s securities will be subject to delisting.  The Board believes that reducing the number of shares outstanding by a reverse stock split could result in a proportionate increase in the trading price of the Common Stock and allow the Company to regain compliance with the Rule.  On April 1, 2017, the Common Stock closed at a price of $0.86.

Marketability and Liquidity.  The Board also believes that the increased market price of the Common Stock expected as a result of implementing a reverse stock split will improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in such stocks or tend to discourage individual brokers from recommending such stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  The Board is hopeful, however, that the anticipated higher market price will offset, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above, although we cannot assure you this will be the case.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13c-3 of the Securities Exchange Act of 1934.

Certain Risks Associated with the Reverse Stock Split

The Board expects that a reverse stock split of the Common Stock will increase the market price of the Common Stock so that we are able to achieve compliance with The Nasdaq Capital Market minimum bid price listing standard.   However, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances is varied.  We cannot be certain whether the reverse stock split would increase the trading price for the Common Stock.  There is no assurance that:

•
the trading price per share of Common Stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of Common Stock outstanding before the reverse stock split;

•	the reverse stock split would result in a per share price that would attract brokers and investors who do not trade in lower priced stocks; and

•
the market price per post-split share would either exceed the minimum bid price as required by Nasdaq or that we would otherwise meet the requirements of Nasdaq for inclusion for trading on The Nasdaq Capital Market.

The market price of the Common Stock would also be based on our performance and other factors, many of which are unrelated to the number of shares outstanding.  If the reverse stock split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split.  Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by the shareholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (with an exchange ratio determined by the Board as described above) is in the best interests of the Company and its shareholders.  Such determination shall be based upon certain factors, including meeting the listing requirements for the Nasdaq Capital Market, existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock.  Notwithstanding approval of the reverse stock split by the shareholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of California not to effect the reverse stock split prior to June 21, 2018.  If the Board fails to implement any of the reverse stock splits prior to June 21, 2018, shareholder approval again would be required prior to implementing any reverse stock split.

Principal Effects of the Reverse Stock Split on the Common Stock

After the effective date of the proposed reverse stock split, each shareholder will own a reduced number of shares of Common Stock.  However, the proposed reverse stock split will affect all shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company (except to the extent that the whole shares will be exchanged in lieu of fractional shares as described below).  Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split (except to the extent that the whole shares will be exchanged in lieu of fractional shares as described below).  For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split.  The number of shareholders of record also will not be affected by the proposed reverse stock split.  The number of authorized shares of Common Stock will change as a result of the reverse stock split at the same ratio that outstanding shares of Common Stock will change.

The following table contains approximate information relating to our Common Stock under each of the proposed amendments based on share information as of April 26, 2017.  The following table assumes that Proposal 3 is approved and the number of shares authorized for issuance under the 2014 Equity Incentive Plan is increased by 1,700,000 shares and the restricted stock awards discussed in Proposal Three section “Approval of Proposed Restricted Stock Unit Awards to Our Executive Officers” are granted.  The table does not give effect to any adjustments for rounding up of fractional shares.

	Pre-Reverse Split	1-for-2	1-for-3	1-for-4
Authorized	50,000,000	25,000,000	16,666,667	12,500,000
Outstanding	10,927,204	5,463,602	3,642,401	2,731,801
Reserved for issuance pursuant to outstanding options and warrants	24,072,952	12,036,476	8,024,317	6,018,238
Reserved for issuance pursuant to outstanding convertible preferred stock	3,897,983	1,948,992	1,299,328	974,496
Reserved for issuance pursuant to restricted stock unit awards	1,175,000	587,500	391,667	293,750
Reserved for issuance under equity compensation plans	821,082	410,541	273,694	205,271
Available for issuance and not currently reserved for future issuance	9,105,779	4,552,890	3,035,260	2,276,445

The proposed reverse stock split will also reduce the number of shares of Common Stock available for issuance under the 2014 Equity Incentive Plan, in proportion to the exchange ratio selected by the Board within the limits set forth in this proposal.  We also have certain outstanding stock options and warrants to purchase shares of Common Stock.  Under the terms of the outstanding stock options and warrants, the proposed reverse stock split will effect a reduction in the number of shares subject to such outstanding options and warrants proportional to the ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants.  Under the terms of the outstanding convertible preferred stock, the proposed reverse stock split will effect a proportionate increase in the conversion price of such outstanding convertible preferred stock, causing a proportional decrease in the number of shares of Common Stock issuable upon conversion of the preferred stock.

If the proposed reverse stock split is implemented, it will increase the number of our shareholders who own “odd lots” of less than 100 shares of Common Stock.  Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

The Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act.  If the proposed reverse stock split is implemented, the Common Stock will continue to be reported on Nasdaq under the symbol “RIBT.”

Effective Date

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our articles of incorporation with the office of the Secretary of State of the State of California.  On the effective date, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this proposal.

Treatment of Fractional Shares

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a registered shareholder would otherwise become entitled to a fractional share.   Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the reverse stock split, will automatically be entitled to receive an additional share of Common Stock.  In other words, any fractional share will be rounded up to the nearest whole number.

Effect on Non-Registered Shareholder

Non-registered shareholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that we would put in place for registered shareholders.  If you hold shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact the nominee.

Exchange of Stock Certificates

If the reverse stock split is authorized by the shareholders, and the Board elects to implement the reverse split, shareholders will be notified as soon as practicable after the effective date that the reverse split has been effected. Our transfer agent will act as “exchange agent” for purposes of implementing the exchange of stock certificates.  Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for post-reverse split shares, including whole shares to be issued in lieu of fractional shares (if any) in accordance with the procedures we would set forth and send in a letter of transmittal.  Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split rounded up to the nearest whole share.  No new post-reverse split share certificates, including those representing whole shares to be issued in lieu of fractional shares, will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

SHAREHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The reverse stock split will not impact the amounts reported as common stock or total shareholders’ equity on our balance sheet.  The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding

No Appraisal Rights

Our shareholders are not entitled to dissenters’ or appraisal rights under California corporate law, respectively, with respect to the proposed amendments to the articles of incorporation to effect the reverse split, and we will not independently provide the shareholders with any such right.

Material Federal U.S. Income Tax Consequence of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split to our shareholders.  The summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only.  Further, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the pre-split shares were, and the post-split shares would be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (Code) (i.e., generally, property held for investment).  The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.  Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split.

We believe that no gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares of Common Stock for post-reverse stock split shares of Common Stock pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any whole share received in exchange for a fractional share) will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor.  The shareholder’s holding period for the post-reverse stock split shares should include the period during which the shareholder held the pre-reverse stock split shares surrendered in the reverse stock split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND RICEBRAN TECHNOLOGIES’ ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO THE 2014 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES ISSUABLE UNDER THE PLAN

The Board is requesting that our shareholders approve an amendment to our 2014 Equity Incentive Plan (2014 Plan) to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan from 1,600,000 to 3,300,000, an increase of 1,700,000 shares.  The 2014 Plan was originally approved by our shareholders on August 19, 2014.  The Board approved the amendment to the 2014 Plan that is subject to this Proposal Three on April 29, 2017, subject to approval by our shareholders.  The 2014 Plan will terminate on June 23, 2024, unless terminated earlier by the Board.  The Board and Compensation Committee of the Board consulted with Mercer  in determining the proposed increase in the number of available shares under the 2014 Plan.

As of April 26, 2017, (i) 296,082 shares remained available for future awards under the 2014 Plan, (ii) 563,022 shares of our Common Stock were subject to outstanding stock options under the 2014 Plan, which options had a weighted average exercise price of $1.475 per share and a weighted average remaining contractual life of 7.73 years, and (iii) 740,896 shares of stock under the 2014 Plan were issued and outstanding.  In addition, as discussed below, the Compensation Committee intends to grant of a total of 1,175,000 restricted stock units to executive officers, subject to shareholder approval of this Proposal Three.  On April 26, 2017,  the closing price of our common stock as reported on The NASDAQ Capital Market was $0.84 per share.

The Board believes that it is in the best interests of the Company and its shareholders for the shareholders to approve the proposed increase in shares available for grant under the 2014 Plan. The Board believes that equity awards assist in retaining, motivating and rewarding employees, executives and consultants by giving them an opportunity to obtain long-term equity participation in the Company. In addition, equity awards are an important contributor to aligning the incentives of the Company's employees with the interests of the Company's shareholders. The Board also believes equity awards are essential to attracting new employees. Competition for qualified employees that can further the success of the Company is intense. The Board believes that in order to remain competitive with other companies, the Company must continue to provide employees with the opportunity to obtain equity in the Company and that an inability to offer equity incentives to new and current employees would put the Company at a competitive disadvantage with respect to attracting and retaining qualified personnel.

Summary of the 2014 Plan

The following is a summary of the principal provisions of the 2014 Plan.  This summary is qualified in its entirety by reference to the full text of the 2014 Plan, as proposed to be amended, which is attached as Appendix B to this proxy statement.  The foregoing summary does not reflect the changes to the 2014 Plan that will occur if the reverse stock split (Proposal 2) is effected.  If the reverse stock split is effected,

Administration.  The 2014 Plan will be administered by the Compensation Committee of our Board of Directors or such other committee or subcommittee of the Board that the Board designates to administer the 2014 Plan (the Committee).  The Committee will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2014 Plan.  The Committee may delegate the authority to grant awards to one or more officer or director, subject to any terms, conditions or limitations the Committee may impose.  In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2014 Plan may be deferred automatically or at the election of either the holder of the award or the Committee.  Subject to the provisions of the 2014 Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability or the lapse of any restrictions relating to any outstanding award.  The Committee has authority to interpret the 2014 Plan, and establish rules and regulations for the administration of the 2014 Plan.  In addition, the Board may exercise the powers of the Committee at any time, except with respect to the grant of awards to our executive officers.

Eligibility.  All current and prospective employees, consultants and current non-employee directors of the Company or its affiliates (each a Participant), are eligible to be granted awards under the 2014 Plan.  Eligibility for the grant of awards and actual participation in the 2014 Plan will be determined by the Committee.  Every person who at the date on which an award was granted to the person (the Grant Date) is an employee of the Company or its affiliate is eligible to receive awards, including options that are intended to be incentive stock options (ISOs) within the meaning of the Code.  As of June 27, 2014, we had approximately 300 employees, all of whom are eligible to receive awards under the 2014 Plan.  Every person who at the Grant Date is a consultant to the Company or its affiliate, or any person who is a director of the Company but not an employee, is eligible to receive awards, including non-qualified options (NQOs), but is not eligible to receive ISOs. No Participant will be eligible to receive awards for more than 500,000 shares of common stock during any calendar year or $3,000,000 of awards denominated in cash for any calendar year (adjusted on a proportionate basis for any performance period that is not based on one calendar year). If the actual number of shares of common stock awards granted to a Participant during a calendar year is less than this maximum, the maximum number that will apply to that Participant for the following calendar years will automatically increase by the shortfall until the excess has been used.

Securities Subject to the 2014 Plan.  The number of shares of common stock that may be issued under all stock-based awards made under the 2014 Plan will be equal to 3,300,000.  These 3,300,000 shares represent approximately 7.3% of our outstanding common stock on a fully diluted basis, assuming all stock options and warrants outstanding were exercised in full and all outstanding convertible preferred stock were converted to common stock. The shares covered by the portion of any grant that expires unexercised under the 2014 Plan will become available again for grants under the 2014 Plan.  In the event of a stock split, recapitalization, or similar event, the number of shares reserved for issuance under the 2014 Plan is subject to adjustment in accordance with the provisions for adjustment in the 2014 Plan.

Granting of Options.  No stock options may be granted under the 2014 Plan after 10 years from the date the Board of Directors initially adopted the 2014 Plan.  Options may not be exercisable for more than 10 years from their Grant Date, except that an ISO granted to any ten percent shareholder expires five years from the Grant Date.  The exercise price of an ISO or an NQO will be determined by the Committee, and for ISOs must be at least equal to the fair market value of the stock covered by the ISO at the Grant Date (110% of the fair market value for ISOs granted to a ten percent shareholder).  For purposes of the 2014 Plan, fair market value, unless otherwise required by any applicable provision of the Code, means the five-day daily volume-weighted average price reported for the Common Stock on the Grant Date.

Each award will be evidenced by a written agreement (in the case of options, referred to as the option agreement, and in the case of other awards, referred to as the award agreement), in a form satisfactory to the Company, executed by the Company and the Participant to whom the award is granted.  Provisions of award agreements need not be the same for each Participant.  Awards may, in the sole discretion of the Committee, be exercisable entirely at the Grant Date or at such times and in such amounts as the Committee may specify.

Restricted Stock.  Subject to the provisions of the 2014 Plan, the Committee would be permitted to grant restricted stock.  Restricted stock would not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2014 Plan or the applicable award agreement, except that the Committee may determine that restricted stock will be permitted to be transferred by the participant for no consideration.  Restricted stock will be evidenced in such manner as the Committee determines.  Unless otherwise determined by the Committee at grant, each restricted stock award is subject to forfeiture if the Participant engages in detrimental activity (as defined in the 2014 Plan)  prior to the vesting of the restricted stock.  In addition, if within the one year period following the vesting of the restricted stock the Participant engages in a detrimental activity, the Company may recover from the Participant an amount equal to the fair market value as of the vesting date of the restricted stock.

Other Stock-Based Awards.  Subject to the provisions of the 2014 Plan, the Committee would be permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock.  The Committee would be permitted to determine the amounts and terms and conditions of any such awards.  If such an award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance-Based Cash Awards” would be required to be satisfied.  Unless otherwise determined by the Committee at grant, each other stock-based award is subject to forfeiture if the Participant engages in detrimental activity (as defined in the 2014 Plan)  prior to the vesting of such award.  In addition, if within the one year period following the vesting of the award the Participant engages in certain detrimental activities described in the 2014 Plan, the Company may recover from the Participant an amount equal to the fair market value as of the vesting date of the award.

Performance-Based Cash Awards.  Performance-based cash awards granted under the 2014 Plan are intended to qualify as "performance-based compensation" within the meaning of Section 162(m).  Performance awards give participants the right to receive payments in cash, stock or property based solely upon the achievement of certain performance goals during a specified performance period. Performance goals must be based solely on one or more of the following business criteria:

•	enterprise value or value creation targets;
•	income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit;
•	cash flow including, but not limited to, from operations or free cash flow;
•
specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances or other offsets and adjustments as may be established by the Committee;

•	net sales, revenues, net income or earnings before income tax or other exclusions;
•	operating margin; return on operating revenue or return on operating profit;
•	return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets;
•	market capitalization, fair market value of the shares of the Company’s Common Stock, franchise value (net of debt), economic value added;
•	total shareholder return or growth in total shareholder return (with or without dividend reinvestment);

•	proprietary investment results;
•	estimated market share;
•	expense management/control or reduction (including without limitation, compensation and benefits expense);
•	customer satisfaction;
•	technological improvements/implementation, new product innovation;
•	collections and recoveries;
•	property/asset purchases;
•	litigation and regulatory resolution/implementation goals;
•	leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals);
•	risk management/implementation;
•	development and implementation of strategic plans or organizational restructuring goals;
•	development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals;
•	employee satisfaction or staff development;
•	formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance revenue or profitability or to enhance its customer base;
•	completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets; or
•	other Company specific operational metrics.

The limits on awards intended to represent "qualified performance-based compensation" within the meaning of Section 162(m) were described above under the section titled Eligibility.  To the extent permitted under Section 162(m), (including any requirements for shareholder approval), the Committee may designate additional business criteria on which the performance goals can be based, or adjust, modify or amend the aforementioned business criteria.

Corporate Transactions.  The 2014 Plan provides that in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin off, split off, reorganization or partial or complete liquidation, issuance of rights or warrants to purchase Common Stock or securities convertible into Common Stock, sale or transfer of all or part of the Company’s assets or business, or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718, then (i) the aggregate number or kind of shares that thereafter may be issued under the 2014 Plan, (ii) the number or kind of shares or other property (including cash) subject to an award, (iii) the purchase or exercise price of awards, or (iv) the individual Participant limits set forth under the 2014 Plan shall be adjusted by the Committee as the Committee determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the 2014 Plan.

Notwithstanding the above, in the event of certain transactions resulting in a change of control of the Company, the Committee may terminate all outstanding and unexercised awards, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the transaction, in which case during the period from the date on which such notice of termination is delivered to the consummation of the transaction, each such Participant shall have the right to exercise in full all of such awards that are then outstanding to the extent vested on the date such notice of termination is given (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent on the occurrence of the change of control transaction, and, provided that, if the change of control transaction does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

The Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

Payment of Exercise Price.  Except as described below, payment in full, in cash, generally must be made for all stock purchased at the time a written notice of exercise is given to the Company. Proceeds of any such payment will constitute general funds of the Company.  To the extent vested, a stock option may be exercised in whole or in part at any time during its term, by giving written notice of exercise to the Committee along with payment in full of the purchase price by a permitted method.  The first method is in cash or by check, bank draft or money order payable to the order of the Company.  The second permitted method, to the extent permitted by law, authorized by the Committee, and if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, is through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price.  The Committee may allow other methods or terms and conditions acceptable to the Committee (including the relinquishment of stock options or by payment in full or in part in the form of Common Stock owned by the Participant (for which the Participant has good title free and clear of any liens and encumbrances)).  No shares of Common Stock will be issued until payment is made or provided for.

Termination of Employment.  Any award or portion thereof that has not vested on or before the date on which a Participant ceases, for any reason, with or without cause, to be an employee or director of, or a consultant to, the Company or an affiliate (Employment Termination), expires upon the date of Employment Termination.  If Employment Termination is due to the disability or death of the Participant, an award or portion thereof that has vested as of the date of Employment Termination, to the extent the award has not then expired or been exercised, is exercisable for a period of twelve (12) months after the date of Employment Termination, but in any event no later than the expiration date of the award.   If Employment Termination is involuntary without cause, then the Participant may, within ninety (90) days after the date of Employment Termination, exercise such award rights to the extent they were exercisable on the date of Employment Termination.  If Employment Termination is voluntary without cause, then the Participant may, within thirty (30) days after the date of Employment Termination, exercise such award rights to the extent they were exercisable on the date of Employment Termination.   If Employment Termination is with cause, then Participant’s awards shall expire on the date of Employment Termination, or at such later time and on such conditions as are determined by the Committee.

Amendment, Suspension or Termination of the 2014 Plan.  The Board may at any time amend, alter, suspend or discontinue the 2014 Plan without shareholder approval, except as required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under any award previously granted, without the Participant's consent, except to conform the 2014 Plan and awards granted to the requirements of federal or other tax laws.

Summary of Federal Income Tax Consequences

The following description of federal income tax consequences associated with participation in the 2014 Plan is based on current provisions of the Code and administrative and judicial interpretations thereof.  It does not describe applicable state, local, or foreign tax considerations, nor does it discuss any estate or gift tax considerations.  The applicable rules are complex and may vary depending upon a Participant's individual circumstances.  The following description is thus necessarily general and does not address all of the potential federal and other income tax consequences to every Participant of the 2014 Plan or in connection with transactions thereunder.

Incentive Stock Options

1.  Option, Exercise, Alternative Minimum Tax.  A Participant will not have taxable income upon the grant or exercise of an ISO.  However, upon exercise, the difference between the fair market value of the common stock acquired upon exercise of the option exceeding the exercise price of the shares acquired (the Option Spread) on the exercise date for the common stock acquired upon exercise of the option (the Option Shares) is included on the Participant's "alternative minimum taxable income" in determining the Participant's liability for the "alternative minimum tax." "Alternative minimum tax" is imposed to the extent it exceeds a Participant's regular tax liability.  The Option Spread generally is measured for this purpose on the day the option is exercised; however, if both (i) the Option Shares are subject to a "substantial risk of forfeiture" (including a right of repurchase in favor of the Company) and (ii) the Participant does not make an election under Section 83(b) of the Code with respect to such shares within thirty (30) days after the purchase date (a Section 83(b) Election), then the Option Spread should be measured, and should be included in alternative minimum taxable income, on the date the risk of forfeiture lapses.  The Company receives no income tax deduction upon grant or exercise of an ISO but is entitled to a deduction equal to the ordinary income taxable to the Participant upon a Disqualifying Disposition (defined below).

In general, an ISO must be exercised within ninety (90) days of Employment Termination to retain the federal income tax treatment described above.  This 90-day period does not apply in the case of a Participant who dies while owning an option.  In the case of a Participant who is permanently and totally disabled, as defined in the Code, this 90-day period is extended to twelve (12) months.  The 2014 Plan allows the Committee to extend the period during which a Participant may exercise the option.  Any such extension may be treated as the grant of a new option to the Participant, which must meet the requirements for ISO status on the date of the agreement; in all events, if an option is exercised more than three (3) months after Employment Termination, it will, except in the cases of a permanently and totally disabled or deceased Participant, not qualify as an ISO.

2.  Sale of Option Shares; Disqualifying Dispositions.  A Participant generally will be entitled to long-term capital gain treatment upon sale (other than to the Company) or other disposition of Option Shares held longer than two (2) years from the grant date and one (1) year from the date the Participant receives the shares.  If the Option Shares are sold or disposed of (including by gift, but not including certain tax-free exchanges) before both of these holding periods have expired (a Disqualifying Disposition), the Option Spread (but generally not more than the amount of gain if the Disqualifying Disposition is a sale) is taxable as ordinary income.  For this purpose, the Option Spread is measured at the Exercise Date unless the Option Shares were subject to a substantial risk of forfeiture upon purchase and the Participant did not file a Section 83(b) Election, in which event the Option Spread is measured at the date the restriction lapsed.  If gain on a Disqualifying Disposition exceeds the amount treated as ordinary income, the excess is capital gain, which will be characterized as long term or short term, depending on the holding period.  The holding period for Option Shares commences with the option exercise date unless the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, in which event the holding period commences with the date the risk lapsed.  A sale of common stock to the Company, including use of common stock to pay withholding or withheld by the Company upon exercise of an ISO, will constitute a redemption of such common stock and may be taxable as a dividend unless certain tests in the Code are met.

3. Section 162(m) of the Code. Section 162(m) of the Code limits the deductions available to the Company for federal income tax purposes to the extent that our chief executive officer or any of our four other most highly compensated executive officers at the end of a given year receive more than $1.0 million in compensation in any single year.  For purposes of Section 162(m), compensation includes the amount of ordinary income that may be recognized by an option holder as outlined above.  However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, the Company may deduct it for federal income tax purposes even if the individual’s total compensation exceeds $1.0 million in a single year.  For options granted under the 2014 Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code, our shareholders are required to approve the material terms of the 2014 Plan, including the maximum number of shares that may be granted to an employee during a specified period.

The Company believes that it is in the best interests of the Company and its shareholders to preserve to the maximum allowable extent tax deductions that may potentially be available to the Company.

Non-Qualified Stock Options

1.  Option; Exercise; Tax Consequences to the Company.  Generally, a Participant does not have taxable income upon the grant of an NQO.  Federal income tax consequences upon exercise will depend upon whether the Option Shares thereby acquired are subject to a substantial risk of forfeiture, described above.  If the Option Shares are not subject to a substantial risk of forfeiture (or if they are subject to such a risk and the Participant files a Section 83(b) Election with respect to the shares), the Participant will have ordinary income at the time of exercise equal to the Option Spread on the exercise date.  The Participant's tax basis in the Option Shares will be their fair market value on the date of exercise, and the holding period for purposes of determining capital gain or loss also will begin with the day after transfer.  If the Option Shares are restricted and no Section 83(b) Election is filed, the Participant will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the Option Spread on the date of lapse.  In such a case, the Participant's holding period will also begin with the date of lapse.

If the exercise price of an NQO is less than the fair market value of the Option Shares on the date of grant, the Participant recognizes ordinary income as the option vests in an amount equal to the excess of (i) the fair market value of the Option Shares on the vesting date, over (ii) the exercise price.  In addition, Section 409A of the Code also imposes a 20% excise tax and an interest penalty on the amount of such income.

2.  Sale of Option Shares.  Upon sale other than to the Company of Option Shares acquired under an NQO, a Participant generally will recognize capital gain or loss to the extent of the difference between the sale price and the Participant's tax basis in the shares, which will be long-term or short-term depending on the holding period.  A sale of shares to the Company will constitute a redemption of such shares, which may be taxable as a dividend.

New Plan Benefits

The grant of stock options or other awards under the 2014 Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Committee.  As of the date of this Proxy Statement, there has been no determination by the Committee with respect to future awards under the 2014 Plan other than as set forth below.  Accordingly, future awards are not determinable.

Approval of Proposed Restricted Stock Unit Awards to Our Executive Officers

In March 2017, our Compensation Committee approved a resolution proposing the award of restricted stock units under the 2014 Plan to each of our current executive officers (Management RSUs) covering 425,000 shares to each of Brent Rystrom and Michael Goose and 325,000 shares of Common Stock to Robert Smith (Management RSU Awards), subject to and effective upon shareholder approval of this this proposal 3.  The approving action of the Compensation Committee, in consultation with its independent consultant Mercer, is intended as an incentive designed to align the interests of executive management with shareholder value.  If this proposal is approved, the Management RSUs would be granted and would be effective on the fifth business day after the date of the Annual Meeting.  The Management RSU Awards would vest based upon the volume weighted average trading price of our Common Stock over sixty-five consecutive trading days (Vesting Price), provided that the executive officer has provided continuous service to the Company from the date of grant to the date of vesting.  The Management RSU Awards vest as follows: (i) 10% of the shares subject to each Management RSU Award will vest if the Vesting Price equals or exceeds $5.00 per share, (ii) 30% of the shares subject to each Management RSU Award will vest if the Vesting Price equals or exceeds $10.00 per share and (iv) 60% of the shares subject to each Management RSU Award will vest if the Vesting Price equals or exceeds $15.00 per share.  If Proposal 2 is approved by our shareholders and the Board elects to complete a reverse stock split, the $5.00, $10.00 and $15.00 Vesting Prices will increase in proportion to the reverse stock split and the number of shares subject to the Management RSU Awards will decrease in proportion to the reverse stock split.  The shares covered by the Management RSU Awards would be issued following vesting as provided in the 2014 Plan and award agreement relating to the Management RSU Award.  If our shareholders do not approve this Proposal 3, the Management RSU Awards described above will not be granted.  However, to the extent there are available shares under the 2014 Plan, the Committee may grant other awards, including awards similar to the Management RSU Awards, to our executive officers, employees and other eligible recipients without the approval of our shareholders.

The following table sets forth (i) the aggregate number of shares subject to the Management RSU Awards and (ii) the market value on April 26, 2017, of such Management RSU Awards:

Name	Position	Number of Restricted Stock Unit Shares Proposed to be Granted (1)	Per Share Value of Proposed Restricted Stock Unit Awards (2)
Robert D. Smith, Ph.D.	Director and Chief Executive Officer	325,000	$0.84

Brent Rystrom	Chief Financial Officer	425,000	$0.84

Michael Goose	President of USA Ingredients	425,000	$0.84

(1)	The Management RSUs will be granted only if our shareholders approve this proposal 3 at the Annual Meeting. Share amounts do not reflect the proposed reverse stock split.
(2)	Represents the closing sales price of our common stock on April 26, 2017, as reported on the NASDAQ Capital Market.

The following table sets forth information about awards granted under the 2014 Plan during 2016, and during the period from January 1, 2017 to April 26, 2017, to (i) our named executive officers, (ii) all current executive officers as a group (four people), (ii) all persons who served as non-employee directors at any time during 2016 or the period from January 1, 2017 to April 26, 2017, as a group (a total of  9 people) and (iv) all current non-executive officer employees and consultants as a group (approximately 220 people).  The following table does not include the proposed Management RSU Awards discussed above and does not reflect the adjustments that would occur if the proposed reverse stock split described in Proposal Two were effected.  On April 26, 2017, the last reported sales price of our Common Stock on the NASDAQ Capital Market was $0.84.

Name	Number of Shares Subject to Options Granted	Average Per Share Option Exercise Price (1)	Number of Shares of Restricted Stock Granted (2)	Average Per Share Value of Restricted Stock Awards (3)
Robert D. Smith, Ph.D., Chief Executive Officer
2016	-	-	-	-
2017	175,000	$0.80	-	-
J. Dale Belt, Executive Vice President of Special Projects
2016	-	-	-	-
2017	20,000	$0.85	-	-
Mark McKnight, Former Senior Vice President of Sales and Marketing
2016	-	-	-	-
2017 (4)	-	-	108,696	$.0.93
W. John Short, Former President and Chief Executive Officer
2016	-	-	-	-
2017	-	-	-	-
Executive Officers
2016	-	-	-	-
2017	315,000	$0.82	-	-
Non-Employee Directors
2016	-	-	174,825	$1.46
2017	-	-	-	-
Non-Executive Officer Employees and Consultants as a Group
2016	-	-	26,924	$1.24
2017 (4)	130,500	$0.85	136,853	$0.91

(1)	The average per share exercise price of stock options is calculated as a weighted average.
(2)	Awards to non-employee directors were subject to vesting. All other awards were fully vested at issuance.
(3)	Based on the market value of our common stock on the date of grant.
(4)
On February 14, 2017, we issued Mr. McKnight 108,696 shares of our common stock, in lieu of paying $100,000 cash for the 2016 annual bonus due under the terms of his employment agreement. The shares were fully vested at issuance and are included in the non-executive officer employees and consultants as a group totals.

Interest of Certain Persons in Matters to Be Acted Upon

Each of our current directors, executive officers and employees is eligible to receive awards under the 2014 Plan. If the proposed amendment is approved, such persons would potentially benefit from a larger number of shares being available for issuance in the 2014 Plan pool and could potentially receive a larger amount of awards. In addition, the increase in the Plan pool would facilitate the grant of the proposed Management RSU Awards to executive officers as described above in this Proposal No. 3.  The Board and Compensation Committee have the discretion to determine which eligible persons will receive awards under the 2014 Plan. As a result, future participation in the Plan by executive officers, directors and other employees is not determinable.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE RICEBRAN TECHNOLOGIES 2014 EQUITY INCENTIVE PLAN

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), our shareholders are entitled to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Please read the “Executive Compensation” section of this proxy statement for additional details about our executive compensation program.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders.  The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and Compensation Committee value the opinions of our shareholders and we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON A NONBINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Marcum LLP (Marcum) has been appointed by the Audit Committee to continue as our registered public accountants for the fiscal year ending December 31, 2017.  Shareholder ratification of Marcum as our independent registered public accounting firm is not required by our Bylaws or otherwise.  The Board is seeking such ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection of Marcum as our independent public accountants, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2017.  Even if the selection is ratified, we may appoint a different independent public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of us and our shareholders.  We expect a representative of Marcum to be present at the Annual Meeting or otherwise be available to make a statement or respond to questions.

Fees Billed by Independent Registered Public Accounting Firms

The following table presents fees for professional services rendered by our independent registered public accounting firm.

Marcum fees are summarized below:

	2016	2015
Audit fees	$340,126	$375,502
Audit related fees	-	-
Tax fees	-	-
All other fees	13,600	28,500
Total	$353,726	$404,002

Audit fees

Audit fees relate to services related to the audit of our financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and consents and assistance with other filings, including statutory audits.

Audit-related fees

There were no audit related fees in 2016 or 2015.

Tax fees

There were no tax fees in 2016 or 2015.

All other fees

Other fees in 2016 and 2015 were related to comfort/bring down letters in both years and response to a SEC comment letter in 2015.

Pre-Approval Policies

Our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm for such services.  All fees reported under the headings Audit fees, Audit-related fees, Tax fees and All other fees above for 2016 and 2015 were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Audit Committee Report

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporation by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filing.

The following is the Audit Committee’s report submitted to the Board for the fiscal year ended December 31, 2016.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management.

The committee discussed with Marcum LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The committee also received the written disclosures and the letter from Marcum LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the independent accountant’s communications with the committee concerning independence, and has discussed with Marcum LLP the independent accountant’s independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.  The committee and the Board have also recommended, subject to shareholder ratification, the selection of Marcum LLP as our independent registered public accounting firm for 2017.

Respectfully submitted,

Audit Committee of the Board of Directors

Beth Bronner
Ari Gendason
David Goldman

EXECUTIVE OFFICERS

Robert D. Smith, Ph.D., 56, has served as a director and as our chief executive officer and president since December 2016, interim chief executive officer from August 2016 to December 2016, our chief operating officer from July 2016 to August 2016, our senior vice president of operations and R&D from November 2014 to June 2016, our senior vice president of sales and business development November 2013 to November 2014, and senior vice president of business development from March 2012 to November 2013.  Dr. Smith brings over 20 years of experience managing research and development and business development in the Ag-biotech industry.  He served as director of business development at HerbalScience Group from 2007 to 2010 and worked at Affynis LLC from 2010 to 2012 as a consultant.  Dr. Smith has also served as director of research and developments at Global Protein Products Inc. and PhycoGen Inc., and was project leader at Dekalb Genetics, a Monsanto Company.  Dr. Smith was a research assistant professor at the Ag-Biotech Center at Rutgers University and did his post-doctoral work in plant molecular biology at the University of Missouri-Columbia.  He holds a Doctor of Philosophy degree in molecular genetics and cell biology from the University of Chicago and a bachelor of arts degree in biology from the University of Chicago.

Brent R. Rystrom, 53, has served as chief financial officer since March 2017.  Mr. Rystrom brings over 25 years of business finance experience, including over 20 years of service as a director of research and senior financial analyst for several investment banking firms, including Piper Jaffray and Feltl & Company.  From 2009 until March 2017, Mr. Rystrom served as director of research for Feltl & Company, a regional investment banking firm headquartered in Minnesota. where he managed research, institutional sales, and trading departments while providing research coverage on consumer products, retail and agriculture companies ranging from micro to large capitalization.  Over his 11 years of service at Piper Jaffray he was named a Wall Street Journal “Best on the Street” analyst and a “Top 10” Retailing Industry Analyst from Reuter’s. Since 1997, Mr. Rystrom has also successfully acquired and managed a large portfolio of personal agricultural real estate assets, and from 2011 through 2015, he served on the customer advisory board of AgStar, a $10 billion agricultural bank based in Minnesota.  Mr. Rystrom holds a degree in business finance from St. Thomas University.

Jerry Dale Belt, 59, has served as executive vice president of special projects since March 2017 and as our chief financial officer, chief accounting officer and executive vice president from June 2010 until March 2017.  He has also served as our secretary since December 2011.  Mr. Belt is a certified public accountant, a certified turnaround professional, and a certified insolvency and restructuring advisor with over thirty-five years of experience in finance and accounting in both public and private industry.  He had been our financial advisor from November 2009 to June 2010.  From September 2008 through June 14, 2010, Mr. Belt served as managing director of restructuring for Sierra Consulting Group, a provider of turnaround, receivership, and consulting services.  From 2002 through 2008, Mr. Belt served as managing director for FTI Consulting, Inc., a global business advisory firm.  Mr. Belt began his restructuring career in 1999 with PricewaterhouseCoopers.  Mr. Belt has consulted with companies ranging from startups to large multi-national enterprises.  Prior to 1999, Mr. Belt served for 15 years in numerous senior management positions in privately held enterprises.  From 1978 to 1984, Mr. Belt spent 6 years in the audit group of Coopers & Lybrand, conducting attestation services for large corporations.

Michael Goose, 36, has served as president of USA ingredients since July 2016.  Mr. Goose was elected as a director at our 2016 Annual Shareholder Meeting and resigned from the Board effective immediately following his election to the Board.  From December 2015 until July 2016, he was a managing member of LF-RB Management, LLC, a firm engaged in consulting, activism and asset management.  From January 2015 to November 2015, Mr. Goose was managing director of H2O Venture Capital, a firm engaged in consulting and private equity investments.  From 2002 through 2014, Mr. Goose held numerous positions at Hain Celestial Group, Inc., where he was involved in a wide variety of industry leading categories including snacks, meat alternatives, packaged produce, crackers, kosher and poultry.  Prior to his departure from Hain Celestial Group, Inc. he was a director of marketing for Strategic Brands, where he was responsible for annual sales and marketing strategies of 12 brands.  Mr. Goose also served as general manager and director of marketing and sales of the Kosher Valley poultry company, a joint venture between Hain Celestial Group, Inc. and Pegasus Capital.  Mr. Goose holds a bachelor of arts degree from Dalhousie University with a focus in economics.  Mr. Goose was appointed as president of USA ingredients pursuant to the terms of a July 2016 settlement agreement with LF-RB Management, LLC and certain other parties, referenced in “Certain Relationships and Related Transactions.”

EXECUTIVE COMPENSATION

Compensation Philosophy

Our Compensation Committee is charged with the evaluation of the compensation of our executive officers and to assure that they are compensated effectively in a manner consistent with our compensation strategy and resources, competitive practice, and the requirements of the appropriate regulatory bodies.

Our compensation philosophy has the following basic components:  (i) establish competitive base salaries to attract qualified talent, and (ii) evaluate performance and grant performance-based bonuses that may include equity and cash components.  We try to establish executive compensation base salaries to allow us to remain competitive in our industry and to attract and retain executives of a high caliber.  Similarly, we try to align a component of annual compensation to performance and achievement of our objectives in an effort to retain highly motivated executives who are focused on performance.  We review other public reports and consider the compensation paid to executives at similarly situated companies, both within and outside of our industry, when determining and evaluating our compensation philosophy and compensation levels.  Our performance, including, but not limited to, earnings, revenue growth, cash flow, and continuous improvement initiatives, is a significant part of our evaluation and compensation levels.

In 2014, Mercer was engaged (through outside legal counsel) to benchmark the compensation of executive officers and gather market information regarding short and long-term incentive practices.  Comparable market data was gathered from published surveys and a peer group of publicly-traded companies similar in size and industry to the Company.  After review and consideration of the Mercer report, the Board’s Compensation Committee approved the recommendations made regarding both the cash and equity compensation.  The information provided to the Compensation Committee was utilized and continues to be utilized to set appropriate pay levels and long term incentive awards for executive officers.  The Compensation Committee consults with Mercer when considering changes to executive compensation.

Summary Compensation Table

The following table sets forth all compensation awarded, earned or paid for services rendered to us in all capacities during fiscal year 2016 and 2015 to (i) each person who served as our chief executive officer during fiscal 2016; (ii) the two most highly compensated officers other than the chief executive officer who were serving as executive officers at the end of fiscal 2016 and whose total compensation for such year exceeded $100,000; and (iii) up to two additional individuals for whom disclosures would have been provided in this table, but for the fact that such persons were not serving as executive officers as of the end of fiscal 2016 (sometimes referred to collectively as the “named executive officers”).

Name and Principal Position (1)	Year	Salary ($) (1)	Option Awards ($) (2)	Stock Awards ($) (2)	Nonequity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Robert D. Smith, Chief Exective Officer	2016	216,346	-	-	-	6,120	222,466
	2015	175,000	40,353	42,615	-	5,210	263,178

Jerry Dale Belt, Executive Vice President of Special Projects	2016	255,000	-	-	-	7,362	262,362
	2015	255,000	58,798	62,097	-	7,577	383,472

Mark McKnight, former Senior Vice President of Sales and Marketing	2016	200,000	-	-	440,000	7,950	647,950
	2015	200,000	-	-	170,000	7,950	377,950

W. John Short, former President and Chief Executive Officer	2016	269,232	-	-	-	895,675	1,164,907
	2015	400,000	115,291	121,758	-	57,245	694,294

(1)
Dr. Smith was appointed chief executive officer in December 2016 and had served as interim chief executive officer from August 2016 to December 2016, chief executive officer from June 2016 to August 2016 and as senior vice president of operations and R&D during all of 2015 and until June 2016.  In August 2016, Dr. Smith’s base annual salary increased from $200,000 to $250,000 and, in January 2016, his base pay increased from $175,000 to $200,000.  Mr. Belt served as chief financial officer during all of 2015 and 2016 and was appointed executive vice president of special projects in March 2017; Mr. McKnight’s employment terminated in December 2016; Mr. Short’s employment terminated in August 2016.

(2)
Option and stock awards are reported at grant date fair value, if awarded in the period, and at incremental fair value, if modified in the period. The assumptions used to calculate the fair value of option awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for 2016.

(3)	This column includes bonuses as further described in the Narrative Disclosure to the Summary Compensation Table below.

(4)	All other compensation consists of the amounts for the years indicated:

	2016
	Dr. Smith ($)	Mr. Belt ($)	Mr. McKnight ($)	Mr. Short ($)
Life insurance premiums	-	-	-	12,630
Commuting expense reimbursements	-	-	-	19,601
401(k) safe harbor contribution	6,120	7,362	7,950	7,950
Severance	-	-	-	819,000
Unused vacation paid upon termination	-	-	-	36,494
Total	6,120	7,362	7,950	895,675

	2015
	Dr. Smith ($)	Mr. Belt ($)	Mr. McKnight ($)	Mr. Short ($)
Life insurance premiums	-	-	-	19,316
Commuting expense reimbursements	-	-	-	29,979
401(k) safe harbor contribution	5,210	7,577	7,950	7,950
Total	5,210	7,577	7,950	57,245

Narrative Disclosure to the Summary Compensation Table

The following is a brief description of the employment agreements we entered into with each of the named executive officers and current executive officers.

Robert D. Smith, Chief Executive Officer and President

Dr. Smith’s annual salary was $175,000 in 2015 and increased to $200,000 in January 2016.

In July 2016, we entered into an employment agreement with Dr. Smith.  As amended, the agreement’s term extends through December 31, 2017.  In January 2016.  Dr. Smith’s base annual salary increased from $175,000 to $200,000, and in August 2016, Dr. Smith was appointed interim chief executive officer and his base annual salary was increased from $200,000 to $250,000. Dr. Smith was later appointed chief executive officer in December 2016.  Dr. Smith’s current annual salary under the employment agreement is $250,000.

In June 2015, the Board granted Dr. Smith 12,608 shares of common stock which vests in three equal annual installments ending June 23, 2018.  In June 2015, the Board also granted Dr. Smith a stock option to purchase up to 14,159 shares of common stock at an exercise price equal to $3.47 per share, which vests and becomes exercisable in in 36 equal monthly installments ending June 23, 2018.

In March of 2017, Dr. Smith’s employment agreement was amended to extend the term of employment from June 2017 to December 2017, to reflect his current title and base annual salary of $250,000 and to provide for the March 2017 grant to Dr. Smith of an option to purchase up to 100,000 shares of common stock at an exercise price equal to $0.76 per share.  The stock option vests as to 25,000 shares on August 17, 2017, and the remainder shares vest and become exercisable in 36 equal monthly installments beginning in September 17, 2017 and ending August 17, 2020.  Dr. Smith is eligible to participate in any bonus program that we adopt that is applicable to our senior officers.  For 2017, Dr. Smith is eligible to earn an annual bonus of up to 75% of his annual salary based upon satisfaction of corporate and individual goals as determined by our Compensation Committee.

Jerry Dale Belt, Executive Vice President of Special Projects and Secretary, former Chief Financial Officer

On June 8, 2010, we entered into an employment agreement with Mr. Belt.  As amended, the agreement’s term extends through December 31, 2017.  Mr. Belt’s current salary under the employment agreement is $255,000.  Mr. Belt is eligible to participate in any annual bonus program that we adopt that is applicable to our senior officers and is eligible to earn a discretionary bonus as determined by our Board or Compensation Committee.  For 2017, Mr. Belt is eligible to earn an annual bonus of up to 50% of his annual salary based upon satisfaction of individual goals as determined by our Compensation Committee.

In June 2015, the Board granted Mr. Belt 18,372 shares of common stock which vest in three equal annual installments ending June 23, 2018.  In June 2015, the Board also granted Mr. Belt a stock option to purchase up to 20,631 shares of common stock at an exercise price equal to $3.47 per share, which vests and becomes exercisable in 36 equal monthly installments ending June 23, 2018.

Effective March 8, 2017, Mr.  Belt’s position as chief financial officer terminated and Mr. Belt was appointed executive vice president of special projects.  Mr. Belt also entered into an amendment to his employment agreement that extended his term of employment through December 31, 2017.

Mark McKnight, Senior Vice President of Sales & Marketing

On September 20, 2013, we entered into an employment agreement with Mr. McKnight which became effective on January 2, 2014 upon the closing of our acquisition of H&N Distribution Inc., now operating as Healthy Natural, Inc.  Pursuant to the employment agreement, we agreed to pay Mr. McKnight an annual salary of $200,000.  Mr. McKnight was eligible to earn a quarterly bonus each quarter in an amount up to $85,000 and an annual bonus up to $200,000 per year if HN meets certain financial targets as defined in his employment agreement.  In 2016 and 2015, Mr. McKnight earned $440,000 and $170,000 and in quarterly and annual bonuses under the employment agreement.  In February 2017, we issued Mr. McKnight 108,696 shares of our common stock, with a fair value of $100,000, in lieu of paying cash for the 2016 annual bonus due under the terms of his employment agreement.

On December 22, 2016, Mr. McKnight (i) terminated his employment with the Company, effective as of December 31, 2016, and (ii) entered into an independent contractor agreement with us, effective as of January 1, 2017.  The term of the agreement commenced on January 1, 2017 and ends on December 31, 2019, but if we terminate Mr. McKnight without cause before the end of the term, he will be entitled to a buyout fee of $450,000, subject to a reduction by $12,500 per month during the term of the independent contractor agreement.

Pursuant to the independent contractor agreement, Mr. McKnight agreed to provide consulting, product development, and sales and marketing services to the Company and HN in exchange for (i) a consulting fee of $10,000 per month, (ii) commission on net revenue received from certain existing customers as specified therein, and (iii) 3.0% of net revenue received from new customers procured by Mr. McKnight’s activities as described therein. In addition, Mr. McKnight entered into a voting agreement under which Mr. McKnight and his wife Nicole McKnight agreed to vote all of our common stock owned by them at the direction of the board of directors. The voting agreement terminates on December 31, 2017.

W. John Short, former President and Chief Executive Officer

On July 6, 2009, we entered into an initial employment agreement with W. John Short.  Mr. Short’s employment terminated in August 2016.  Consistent with the Mercer report recommendations, Mr. Short’s annual salary of $375,000 was increased to $400,000 on August 23, 2014.  We maintained a $5,000,000 life insurance policy on Mr. Short’s life during the term of his employment for the sole benefit of Mr. Short and his wife.  Mr. Short was eligible to earn an annual bonus each year up to 75% of his annual salary and a discretionary bonus each year up to 100% of his annual salary, with the actual amount and requirements of these bonuses to be determined by our Board or Compensation Committee.

In June 2015, the Board granted Mr. Short 36,023 shares of common stock which were vesting in three equal annual installments ending June 23, 2018.  In June 2015, the Board also granted Mr. Short a stock option to purchase up to 40,453 shares of common stock at an exercise price equal to $3.47 per share, which was vesting and becoming exercisable in 36 equal monthly installments ending June 23, 2018, until his employment terminated in August 2016.

Mr. Short’s employment was terminated in August 2016.  Under a November 2016 mutual release agreement, Mr. Short’s severance related payments will total $819,000 and consist of the following included as “All Other Compensation” in the table above: (i) $300,000 paid in November 2016; (ii) $225,000 paid in February 2017; and (iii) $255,000 payable in fifteen equal monthly installments beginning in February 2017; and (iv) $39,000 payable to Mr. Short’s attorneys for legal fees incurred.  In addition, all unvested restricted stock held by Mr. Short vested in full.

Equity Compensation Arrangements

2010 Equity Incentive Plan

The Board adopted our 2010 Equity Incentive Plan (2010 Plan) in February 2010. A total of 125,000 shares of common stock were initially reserved for issuance under the 2010 Plan.  The amount reserved increases annually each January 1st by 5% of the outstanding shares as of the prior December 31st.  Additionally, in 2011 the Board approved a 40,000 share increase in the number of shares of common stock reserved under the 2010 Plan.  Under the terms of the 2010 Plan, we could grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services on such terms as are determined by the Compensation Committee.  As of December 31, 2016, options to purchase a total of 52,381 shares were outstanding.  On December 4, 2013, the Board determined that no additional grants will be made under the 2010 Plan.  The Compensation Committee administered the 2010 Plan, determined vesting schedules on plan awards and could accelerate the vesting schedules for award recipients.  The options granted under the 2010 Plan have terms of up to 10 years.

2014 Equity Incentive Plan

The Board adopted our 2014 Equity Incentive Plan (2014 Plan) in August 2014, after the plan was approved by shareholders.  A total of 1,600,000 shares of common stock were initially reserved for issuance under the plan.  Under the terms of the plan, we may grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services on such terms as are determined by the Board.  Our Board administers the plan, determines vesting schedules on plan awards and may accelerate the vesting schedules for award recipients.  The options granted under the plan have terms of up to 10 years.  As of December 31, 2016, stock options to purchase 118,424 shares have been granted and remain outstanding, 604,043 shares of stock have been issued and 877,533 shares are reserved for future grants under the 2014 Plan.

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Outstanding Equity Awards

The following table provides information as of December 31, 2016, regarding equity awards held by each of our named executive officers.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Robert D. Smith	3,750	-	-	16.00	3/27/2022	-	-
(1)	5,551	1,588	-	4.77	8/19/2024	-	-
(2)	7,076	7,083	-	3.47	6/23/2025	-	-
(3)	-	-	-	-	-	19,262	19,840
(4)						8,408	8,660

Jerry Dale Belt	12,500	-	-	16.00	6/15/2020	-	-
(5)	1,169	-	-	16.00	4/25/2022	-	-
(1)	12,135	3,468	-	4.77	8/19/2024	-	-
(2)	10,314	10,317	-	3.47	6/23/2025	-	-
(3)	-	-	-	-	-	42,099	43,362
(4)						12,248	12,615

(1)	Shares underlying the option vest and become exercisable in 36 equal monthly installments ending August 19, 2017.
(2)	Shares underlying the option vest and become exercisable in 36 equal monthly installments ending June 23, 2018.
(3)	Shares vest on August 19, 2017.
(4)	Shares vest in two equal annual installments on June 23, 2017 and June 23, 2018.
(5)	Awards granted in lieu of salary for 2012.

Termination and Change in Control Arrangements

We have entered into employment agreements with Dr. Smith and Mr. Belt that require us to provide compensation to them upon termination of their employment with us or a change in control of the Company.  Regardless of the manner in which their employment terminates, they will be entitled to receive amounts earned during the term of their employment. Such amounts include: the portion of their current annual base salary and bonuses which have accrued through the date of termination; vested stock options; and payment for accrued but unused vacation.

In addition, immediately before a Change of Control Transaction as defined in the 2010 Plan, all stock options granted pursuant to the 2010 Plan will vest and become fully exercisable.  Under the 2010 Plan, a “Change of Control Transaction” means the occurrence of any of the following events: (i) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by our then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of its assets; or (iii) the consummation of a merger or consolidation of the Company or a subsidiary with another corporation or any other entity, other than a merger or consolidation which results in our voting securities of the Company outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

In addition, under the 2014 Plan, in the event of a Change of Control Transaction as defined in the 2014 Plan, except as otherwise provided by the Compensation Committee (Committee) in an award agreement or otherwise in writing, unvested awards will not vest and will be treated in accordance with one of the following methods as determined by the Committee:

(a)
Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or, the Committee may terminate all outstanding and unexercised stock options or any other stock-based award that provides for a participant-elected exercise, effective as of the date of the Change in Control Transaction, by delivering notice of termination to each participant at least 20 days prior to the date of consummation of the Change in Control Transaction, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control Transaction, each such participant shall have the right to exercise in full all of such exercisable awards that are then outstanding to the extent vested on the date such notice of termination is given (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent on the occurrence of the acquisition event, and, provided that, if the acquisition event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.  In the event of an Change in Control Transaction, the Committee may terminate any exercisable award for which the exercise price is equal to or exceeds the fair market value on the date of the Change in Control Transaction without payment of consideration therefor; and restricted stock or other awards may, where appropriate in the discretion of the Committee, receive the same distribution as other common stock on such terms as determined by the Committee; provided that, the Committee may decide to award additional restricted stock or any other award in lieu of any cash distribution.

(b)
Awards may be cancelled in exchange for an amount of cash equal to the change in control price (price per share of common stock paid in the Change in Control Transaction) per share of common stock covered by such awards, less, in the case of an appreciation award, the exercise price per share of common stock covered by such award.

(c)	Appreciation awards may be cancelled without payment, if the change in control price is less than the exercise price per share of such appreciation awards.

Under the 2014 Plan, a “Change of Control Transaction” means the occurrence of any of the following: (a) acquisition (including through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 45% or more of the combined voting power of the securities of the Company entitled to vote generally in the election of directors of the Board, calculated on a fully diluted basis after giving effect to such acquisition; (b) election of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) members of the Board on the effective date and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date; provided that any person nominated for election by a Board at least two-thirds of which consisted of persons described in clauses (i) or (ii) or by persons who were themselves nominated by such Board shall be deemed to have been nominated by a Board consisting of persons described in clause (i); (c) sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person.

In addition to the consideration described above, the amount of compensation payable to each Dr. Smith and Mr. Belt for termination or a change of control under their respective employment agreements is discussed below.

•
Termination Without Cause, for Good Reason, or Death. In the event employment is terminated (i) by us other than for Cause, (ii) by the employee for Good Reason, or (iii) due to the employee’s death, Dr. Smith shall be entitled to a cash lump sum payment in an amount equal to one fourth of his then current base annual salary and Mr. Belt shall be entitled to a cash lump sum payment in an amount equal to one half of his then current base annual salary.

•
Termination in Connection with a Change of Control. In the event that the employee resigns or is terminated within 60 days before and 90 days after a Change of Control, then in addition to the amounts that the employee would otherwise would be eligible to receive, including amounts that would be payable as a result of a termination other than for Cause, a termination for Good Reason and a termination due to employee’s death, Dr. Smith shall be entitled to a cash lump sum payment equal to half of current base annual salary and Mr. Belt shall be entitled to a cash lump sum payment equal to half of current base annual salary.

“Cause” is defined as (i) a material breach of the terms of his employment agreement, which breach remains uncured for 30 days following written notice of breach, (ii) the employee  has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) the employee has committed, as reasonably determined by our Board, or has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or similar criminal conduct, or any felony, (iv) employee habitually misuses alcohol, drugs, or any controlled substance, (v) the employee breaches his proprietary information agreement, or (vi) the employee fails to meet reasonable written standards established by us for performance of his duties under his employment agreement.

“Good Reason”, is defined as (i) any material breach by us of any provision of the employee’s employment agreement; (ii) a material reduction of the employees duties or responsibilities, or the assignment of duties or responsibilities that are not consistent or commensurate with his position at the time the employee  entered into the agreement (iii) any reduction of the employee’s  base salary other than as part of a general reduction of the salaries of all or substantially all of our employees.

Director Compensation

During 2014, the Compensation Committee engaged Mercer (through outside legal counsel) to review the current compensation of the executive management and directors.  After reviewing Mercer’s report with respect to Mercer’s compensation analysis methodology, compensation analysis results, peer company short and long-term incentive plan prevalence and equity plan design, the Compensation Committee approved the Mercer report in all material respects.  The Compensation Committee consults with Mercer when considering changes to director compensation.   Non-employee directors receive the following cash consideration for serving as directors and as members of committees of our Board:

	General Board Service ($)	Audit Committee ($)	Nominating and Governance Committee ($)	Compen- sation Committee ($)
General board service - all directors	40,000	-	-	-
Service as Chairman of the Board	40,000	-	-	-
Committee Assignments:
Committee Chair	-	16,000	8,000	8,000
Members	-	6,000	3,000	3,000

In addition to the fees reflected in the table above, non-employee directors receive a fee for attendance of management committee meetings of our Nutra SA subsidiary.  The fee is $6,000 per meeting attended in Brazil and $2,000 per meeting attended in the United States.

The Compensation Committee also awarded transitional director compensation to Mr. Rosenthal in the amount of (i) $10,000 or 7,035 shares per month for July 2016 through December 2016 and (ii) $8,333 or 9,027 shares per month for January 2017 through June 2017.  The amount is to be paid in either cash or stock at Mr. Rosenthal’s election for services assisting executive officers transitioning to new roles in 2016 and 2017.  As of the date of this filing no election has been made.

We reimburse all directors for travel and other necessary business expenses incurred in the performance of director services and extend coverage to them under our directors’ and officers’ indemnity insurance policies.

In furtherance of implementing the Mercer report recommendations, the Compensation Committee determined that each non-employee director automatically receives an annual fixed grant of $40,000 (Chairman received $50,000) in the form of restricted shares under the 2014 Plan.  The number of shares of common stock were determined in accordance with the 2014 Plan using a 5-day volume weighted average price per share.  The annual grant is made commensurate with the annual shareholder meeting.  If a director becomes a member of the Board after the annual grant, the director will receive a pro rata portion of the fixed annual grant based upon the months remaining in the year after the director was elected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2017, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class or series of our stock, (ii) each of our directors and director nominees, (iii) each of the named executive officers, and (iv) all directors and current executive officers as a group. For purposes of this section, “named executive officers” shall mean: (i) each person who served as our chief executive officer during fiscal 2016; (ii) the two most highly compensated officers other than the chief executive officer who were serving as executive officers at the end of fiscal 2016; and (iii) up to two additional individuals for whom disclosure would have been provided in the table below, but for the fact that such persons were not serving as executive officers as of the end of fiscal 2016.

The table is based on information provided to us or filed with the SEC by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock issuable upon exercise or conversion of options and warrants that are currently exercisable or are exercisable within 60 days after March 31, 2017, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other shareholder.  Unless otherwise indicated, the address for each shareholder listed in the following table is c/o RiceBran Technologies, 2928 Ramco Street, Suite 120, West Sacramento, CA 95691.

	Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage (1)
Sabby Management, LLC and Hal Mintz (2) 10 Mountainview Road, Suite 205 Upper Saddle River, New Jersey 07458	804,679	6.86%

Arvind Narula (3) 1000/30 P.B. Tower, 9th Floor Sukhumvit 71 Road, Klongton-Nua, Wattana, Bangkok Thailand	950,000	8.69%

Stephen Baksa, LF-RB Management, LLC and related individuals (4)(5)	1,193,962	9.85%

W. John Short (6)(7)	214,674	1.96%
David Goldman (8)	84,884	*
Baruch Halpern (9)	777,272	7.11%
Henk W. Hoogenkamp (10)	71,769	*
Brent Rosenthal (5)(11)	131,116	1.19%
Beth Bronner (5)	27,972	*
Ari Gendason (5)	27,972	*
Jerry Dale Belt (12)	110.317	1.01%
Mark A. McKnight (13)	560,546	5.13%
Robert D. Smith, PhD (14)	49,960	*
	-	*
All directors and executive officers as a group (10 persons) (15)	1,281,262	11.56%

* less than 1%

(1)
The applicable percentage of ownership is based on 10,927,204 shares of our common stock outstanding as of March 31, 2017, together with (i) shares issuable upon exercise of options and warrants exercisable within 60 days of March 31, 2017.

(2)
Based on information provided to us in March 2017 by Sabby Management, LLC (SM), a Delaware limited liability company. SM serves as the investment manager for both the Sabby Healthcare Master Fund, Ltd. (SHMF) and Sabby Volatility Master Fund, Ltd. (SVMF).  Both SHMF and SVMF are Cayman Islands companies.  Hal Mintz is the manager of SM.  SHMF and SVMF beneficially own 662,143 and 142,536 shares respectively (total of 804,679 shares).  SM and Hal Mintz do not directly own any shares, but each indirectly owns 804,679 shares of common stock by virtue of their control over SHMF and SVMF.  Excludes 2,948,992 shares of common stock that are issuable upon conversion of preferred stock and 9,549,577 shares of common stock issuable upon exercise of outstanding warrants.  The preferred stock and the warrants are not exercisable or convertible into shares of our common stock to the extent SM would beneficially own more than 4.99% of our outstanding common stock after the exercise of conversion, unless the holders provide us with sixty-one days’ prior written notice that the blockers should not apply.  No such notice has been provided.

(3)	The shares are being held in escrow until earned (as defined in our agreement) by a related supplier at a fixed price of $2.80 per share.
(4)
Based in part on information reported on a Schedule 13D/A filed with the SEC on July 8, 2016, each of LF-RB Management, LLC and the individuals named below entered into agreements with respect to voting of our common stock. LF-RB Management, LLC may be deemed to have voting control over, and beneficial ownership of, an aggregate of 1,193,962 shares of our common stock, which shares are held as follows (i) Gary L. Herman is the record owner of 3,480 shares, (ii) Stephen D. Baksa is the record owner of 357,863 shares, warrants to purchase an additional 191,690 shares and preferred stock that is convertible into 142,439 shares of common stock (119,472 of the shares issuable upon exercise of warrant or conversion of preferred stock are excluded from beneficial ownership as a result of a 4.99% beneficial ownership limitation),  (iii) Richard Jacinto is the record owner of 144,551 shares, (iv) Richard Bellofatto is the record owner of 150,000 shares, (v) Larry Hopfenspirger is the record owner of 115,148 shares, and (vi) Edward M. Giles is the record owner of 42,280 shares, warrants to purchase an additional 71,114 shares and preferred stock that is convertible into 94,899 shares of common stock.  The preferred stock and the warrants owned by Mr. Baksa are not exercisable or convertible into shares of our common stock to the extent Mr. Baksa would beneficially own more than 4.99% of our outstanding common stock after the exercise of conversion, unless the holders provide us with sixty-one days’ prior written notice that the blockers should not apply.  No such notice has been provided.  LF-RB Management, LLC is party to the voting agreements but own no shares of our common stock. Stephen D. Baksa and Edward M. Giles did not enter into the voting agreement with the above parties, but each of them agreed to informally consult with LF-RB Management, LLC with respect to actions taken by such shareholder.  The address of the principal office of LF-RB Management, LLC is 720 Fifth Avenue, 10th Floor, New York, NY 10019.  The address of the principal office of Stephen D. Baksa is 2 Woods Lane, Chatham, NJ 07928.

(5)
LF-RB Management, LLC, Stephen D. Baksa, Richard Bellofatto, Edward M. Giles, Michael Goose, Gary L. Herman, Larry Hopfenspirger and Richard Jacinto II (collectively the “LF-RB Group”) and Beth Bronner, Ari Gendason and Brent Rosenthal (collectively with the LF-RB Group, the “Shareholder Group”) are parties to a Settlement Agreement dated July 5, 2016, pursuant to which the Shareholder Group agreed, until December 31, 2018, to vote their respective shares of common stock in accordance with the recommendations of our board of directors.

(6)	Share ownership is as of November 29, 2016, and includes 1,250 shares held by the KAWJS Trust and 2,446 shares issuable upon exercise of warrants.
(7)	W. John Short ceased being an executive officer of the Company on August 27, 2016 and ceased being a director of the Company on November 29, 2016.
(8)
Includes 14,050 shares held by the David Goldman & Lois A Goldman TRS FBO GOLDMAN FAMILY TRUST UA 04/23/2004, 3,000 shares issuable upon exercise of warrants and 6,563 shares issuable upon exercise of options held by Mr. Goldman.

(9)
Includes 58,872 shares held by the Baruch Halpern Revocable Trust, 610,268 shares held by The Shoshana Shapiro Halpern Revocable Trust and 6,996 shares issuable upon exercise of options.  Excludes 1,689,935 shares issuable upon exercise of warrants.  The warrants (Halpern Blocked Warrants) are not exercisable into shares of our common stock to the extent Mr. Halpern would beneficially own more than 4.99% of our outstanding common stock after the exercise, unless the holders provide us with sixty-one days’ prior written notice that the blockers should not apply.  No such notice has been provided.

(10)	Includes 6,545 shares issuable upon exercise of options.
(11)
Includes 69,291 shares of common stock (Transitional Shares) which may be issued to Mr. Rosenthal, at his election, for transitional director compensation in the amount of (i) $10,000 or 7,035 shares per month for July 2016 through December 2016 and (ii) $8,333 or 9,027 shares per month for January 2017 through March 2017.  The amount is to be paid in either cash or stock at Mr. Rosenthal’s election.  As of the date of this filing no election has been made

(12)	Includes 39,137 shares issuable upon exercise of options.
(13)
Mark McKnight ceased being a named executive officer of the Company on December 31, 2016. Mr. McKnight and his wife have entered into a voting agreement effective January 1, 2017, pursuant to which they agreed, until December 31, 2017, to vote their respective shares of common stock in accordance with the recommendations of the Company’s board of directors.

(14)	Includes 18,153 shares issuable upon exercise of options.
(15)
Includes 3,000 shares issuable upon exercise of warrants and 80,591 shares issuable upon exercise of options and the 69,291 Transitional Shares.  Excludes W. John Short and Mark McKnight since each is no longer an executive officer or director.  Also excludes the Halpern Blocked Warrants.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2016, certain information with respect to our 2010 Equity Incentive Plan and 2014 Equity Incentive Plan, and with respect to certain other options as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	118,424	$4.12	877,533	(1)
Equity compensation plans not approved by shareholders	52,387	19.48	-	(2)
Total	170,811	$8.83	877,533

(1)	Represents shares reserved for future issuance under our 2014 Equity Incentive Plan.
(2)	Represents shares reserved for future issuance under our 2010 Equity Incentive Plan. In 2013, the Board determined that no additional grants will be made under the 2010 Plan.

Descriptions of our 2010 Equity Incentive Plan and 2014 Equity Incentive Plan are set forth above under “Equity Compensation Arrangements.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

As provided in our Audit Committee charter, our Audit Committee reviews and approves, unless otherwise approved by our Compensation Committee, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, director nominee, executive officer or holder of more than 5% of any class of our capital stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest (each such transaction, a Related Party Transaction).  Each Related Party Transaction that occurred since January 1, 2016, has been approved by our Board, Audit Committee or Compensation Committee.

Related Party Transactions

Other than compensation described above in “Executive Compensation”, we believe that there have been no Related Party Transactions since January 1, 2016, other than those described below.

Transactions with Baruch Halpern

Entities beneficially owned by Baruch Halpern, our director, invested $2,600,000 in our subordinated notes and related warrants prior to 2016. In the third quarter of 2016, Mr. Halpern purchased an addition $137,500 of our subordinated notes from another holder.  In February 2017, the notes beneficially owned by Mr. Halpern, as previously modified, were amended to extend the maturity dates from May 2018 to May 2019 and to change the interest rate from a rate determined as a function of LIBOR (11`% immediately prior to the amendment) to 7.0%, consistent with other participating note holders. Concurrently, (i) entities beneficially owned by Mr. Halpern were issued warrants to acquire 1,545,579 shares of common stock in the aggregate (exercise price of $0.96, February 2022 expiration) (ii) existing warrants beneficially owned by Mr. Halpern for the purchase of up to 129,366 shares were amended to lower the exercise price from $5.25 per share to $0.96 per share and (iii) we paid $99,728 of principal on the notes beneficially owned by Mr. Halpern.  During 2016, and the period from January 1, 2017 to April 26, 2017, we paid $310,409 and $140,677 of interest on subordinated notes beneficially owned by Mr. Halpern.  During 2016, and the period from January 1, 2017 to April 26, 2017, $314,482 and $70,226 of interest accrued on subordinated notes beneficially owned by Mr. Halpern.

In January 2016, we entered into a note payable with Mr. Halpern in the principal amount of $0.3 million and issued Mr. Halpern a warrant to acquire 25,000 shares of common stock (exercise price of $5.25, exercisable immediately and expiring in January 2021).  Principal and all interest, accumulating at an 11.75% annual rate, was payable on October 31, 2016.  We repaid the note and accumulated interest in full in March 2016.

Transactions with LF-RB Management, LLC

In July 2015, we entered into a settlement agreement with (i) LF-RB Management, LLC, Stephen D. Baksa, Richard Bellofatto, Edward M. Giles, Michael Goose, Gary L. Herman, Larry Hopfenspirger and Richard Jacinto II (collectively, the “LF-RB Group”) and (ii) our directors Beth Bronner, Ari Gendason and Brent Rosenthal (together with the LF-RB Group, the “Shareholder Group”).  The LF-RB Group beneficially owns approximately 9.9% of our outstanding stock.  Among other things, under the settlement agreement we paid the LF-RB Group $50,000 in cash and issued 100,000 shares of our common stock to designees of the LF-RB Group to partially reimburse the LF-RB Group for out-of-pocket legal fees and other expenses incurred by the LF-RB Group in connection with its solicitation of proxies to elect its designees to the Board at the 2016 Annual Meeting of Shareholders.  In addition, the settlement agreement requires that until December 31, 2018, we nominate directors Beth Bronner, Ari Gendason and Brent Rosenthal for election to our board of directors and recommend that our shareholders vote to elect these individuals to our board of directors.

Private Placement Transaction

On February 9, 2017, we sold approximately 2,000 shares of Series G preferred stock at a price of $1,000 per share, and warrants to purchase an aggregate of 1,897,987 shares of our common stock at with an exercise price of $0.96 per share, to a small number of sophisticated investors in a private placement transaction.  The Series G preferred stock can be converted into shares of common stock at a conversion rate of approximately 949 shares of common stock for each share of Series G preferred stock.  Funds related to Sabby Management, LLC purchased 1,000 shares of Series G preferred stock and warrants to purchase 711,744 shares of our common stock.  In addition, we reduced the per share exercise price from an average of $5.54 to $0.96 on warrants to purchase 625,000 shares of our common stock that were beneficially held by Sabby Management, LLC.

On February 9, 2017, we also sold an aggregate principal amount of $6.6 million of original issue discount senior secured debentures for an aggregate subscription amount of $6,000,000 and warrants to purchase an aggregate of 6,875,000 shares of our common stock at an exercise price of $0.96 per share, to a small number of sophisticated investors in a private placement transaction.  Funds related to Sabby Management, LLC purchased debentures with an aggregate principal amount of $4.4 million and warrants to purchase 4,583,333 shares of our common stock.

Information concerning the beneficial ownership of our common stock by Sabby Management, LLC is set forth above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC, initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  Based solely on the review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2016, were met in a timely manner by the directors, executive officers and greater than 10% beneficial owners, except the following forms were filed late: a Form 4, reporting one transaction, for W. John Short; a Form 3, reporting initial holdings, for Brent Rosenthal; a Form 3, reporting no holdings, for each of directors Ari Gendason, Beth Bronner and Michael Goose ; a Form 4, reporting one grant transaction, for each of directors Beth Bronner, Ari Gendason, David Goldman, Baruch Halpern, Henk W. Hoogenkamp and Brent Rosenthal: and a Form 4, reporting one transaction, for Baruch Halpern.

OTHER BUSINESS

Our management knows of no other business to be brought before the 2017 Annual Meeting of Shareholders.  If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, without charge, by writing to J. Dale Belt, our corporate secretary, at our principal executive offices at 2928 Ramco Street, Suite 120, West Sacramento, California  95691.

By Order of the Board of Directors

J. Dale Belt Secretary
West Sacramento, California May 12, 2017

APPENDIX A

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
RICEBRAN TECHNOLOGIES

The undersigned, ______________ and __________ hereby certify that:

ONE:          ___________ is the duly elected President and ___________ is the duly elected Secretary of RiceBran Technologies, a California corporation (“Corporation”).

TWO:     Article Three of the Articles of Incorporation of the Corporation shall be amended to read in full as follows:

ARTICLE THREE

“Each [*] shares of the Common Stock of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. Pacific Standard Time on the date this Certificate of Amendment of the Articles of Incorporation is filed with the Secretary of State of the State of California (the “Effective Time”) shall be reclassified as and changed into one (1) share of Common Stock of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by [*] shall, with respect to such fractional interest, be entitled to receive from the Corporation one (1) whole share of Common Stock, as of the date this Certificate of Amendment of Articles of Incorporation is filed with the Secretary of State of the State of California (the “Reverse-Split”). This Corporation is authorized to issue two (2) classes of shares of stock designated respectively “Common Stock” and “Preferred Stock.”  Following the Reverse-Split, the total number of shares of Common Stock that this Corporation is authorized to issue is [**] and the total number of shares of Preferred Stock that this Corporation is authorized to issue is twenty million (20,000,000).

The Preferred Stock may be divided into such number of series as the board of directors may determine.  The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock.  The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

THREE: The foregoing amendment of the Articles of Incorporation has been approved by the board of directors of the Company.

FOUR:   The foregoing amendment of the Articles of Incorporation was approved by the holders of the requisite number of shares of the corporation in accordance with Sections 902 and 903 of the California Corporations Code at the 2017 Annual Meeting of Shareholders held June 21, 2017.  The total number of outstanding shares entitled to vote with respect to the foregoing amendment was ___________ shares of Common Stock and zero shares of Preferred Stock.  The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Date:

/s/
, President

/s/
, Secretary

*             Stockholders are approving separate amendments approving each of the following stock split ratios: two (2), three (3) and four (4) shares of Common Stock into one (1) share of Common Stock. The Certificate of Amendment filed with the Secretary of State of the State of California, if at all, will include only that number approved by the Board of Directors to be in the best interest of the Corporation and its stockholders. The Board of Directors will not implement any amendment providing for a different split ratio than as set forth above.

**           If the reverse stock split ratio is 2 for 1, the authorized Common Stock will be 25,000,000 shares.  If the reverse stock split ratio is 3 for 1, the authorized Common Stock will be 16,666,667 shares.  If the reverse stock split ratio is 4 for 1, the authorized Common Stock will be 12,500,000 shares.

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APPENDIX B

RiceBran Technologies

2014 EQUITY INCENTIVE PLAN

As amended effective April 29, 2017, subject to approval of stockholders on June 21, 2017

ARTICLE I

PURPOSE

The purpose of this RiceBran Technologies 2014 Equity Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non‑Employee Directors incentive awards to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders.  The Plan, as set forth herein, is effective as of the Effective Date (as defined in Article XIV).

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1         "Acquisition Event" means a merger, reorganization or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons or entities acting in concert, or the sale or transfer of all or substantially all of the Company's assets.

2.2          "Affiliate" means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or any Affiliate; (d) any corporation, trade or business (including a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any Affiliate has a material equity interest and that is designated as an "Affiliate" by resolution of the Committee.

2.3          "Appreciation Award" means any Stock Option or any Other Stock-Based Award that is based on the appreciation in value of a share of Common Stock in excess of an amount at least equal to the Fair Market Value on the date such Other Stock-Based Award is granted.

2.4          "Award" means any award granted or made under the Plan of any Stock Option, Restricted Stock, Other Stock-Based Award or Performance-Based Cash Award.

2.5          "Board" means the Board of Directors of the Company.

2.6          "Cause" means, with respect to a Participant's Termination of Employment or Termination of Consultancy: unless otherwise determined by the Committee at the time of the grant of the Award, (a) termination due to (i) the Participant's conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by the Participant of an illegal act, dishonesty or fraud that could have a material adverse effect on the Company or its assets or reputation; or (iii) the Participant's willful misconduct with regard to the Company, as determined by the Committee.  With respect to a Participant's Termination of Directorship, "cause" means an act or failure to act that constitutes cause for removal of a director under Delaware law.

2.7          "Change in Control" unless otherwise defined in the applicable Award agreement or other written agreement approved by the Committee and subject to Section 13.14(b), means the occurrence of any of the following:

(a)       the acquisition (including through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 45% or more of the combined voting power of the securities of the Company entitled to vote generally in the election of directors of the Board (the "Company Voting Securities"), calculated on a fully diluted basis after giving effect to such acquisition;

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(b)       an election of Persons to the Board that causes two-thirds of the Board to consist of Persons other than (i) members of the Board on the Effective Date and (ii) Persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of Persons who were members of the Board on the Effective Date; provided that any Person nominated for election by a Board at least two-thirds of which consisted of Persons described in clauses (i) or (ii) or by Persons who were themselves nominated by such Board shall be deemed to have been nominated by a Board consisting of Persons described in clause (i);

(c)       the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any Person.

2.8          "Change in Control Price" has the meaning set forth in Section 10.1.

2.9          "Code" means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.10       "Committee" means:  (a) with respect to the application of the Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board consisting of two or more non-employee directors, each of whom is intended to be (i) to the extent required by Rule 16b-3, a "nonemployee director" as defined in Rule 16b-3; (ii) to the extent required by Section 162(m), an "outside director" as defined under Section 162(m); and (iii) as applicable, an "independent director" as defined under the Nasdaq Listing Rules; and (b) with respect to the application of the Plan to Non-Employee Directors, the Board.  To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board.  If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m), such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.11       "Common Stock" means the common stock of the Company.

2.12       "Company" means RiceBran Technologies, a California corporation, and its successors by operation of law.

2.13       "Competitor" means any Person that is, directly or indirectly, in competition with the business or activities of the Company and its Affiliates.

2.14       "Consultant" means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company's or its Affiliates' securities.

2.15       "Detrimental Activity" means:

(a)       without written authorization from the Company, disclosure to any Person outside the Company and its Subsidiaries, except as necessary in the furtherance of Participant's responsibilities to the Company or any of its Subsidiaries, at any time, of any confidential or proprietary information of the Company or any of its Affiliates acquired by the Participant at any time prior to the Participant's Termination;

(b)       any activity while employed or performing services that results, or if known could have reasonably been expected to result, in the Participant's Termination for Cause;

(c)       without written authorization from the Company, directly or indirectly, in any capacity whatsoever, (i) own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any Competitor; (ii) solicit, aid or induce any customer of the Company or any Subsidiary to curtail, reduce or terminate its business relationship with the Company or any Subsidiary, or in any other way interfere with any such business relationships with the Company or any Subsidiary; (iii) solicit, aid or induce any employee, representative or agent of the Company or any Subsidiary to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or hire or retain any such employee, representative or agent or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent; or (iv) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company, its Subsidiaries and any of their respective vendors, joint venturers or licensors;

2

(d)       a material breach of any restrictive covenant contained in any agreement between the Participant and the Company or an Affiliate.

Only the Chief Executive Officer or the Chief Financial Officer of the Company (or his or her designee, as evidenced in writing) shall have the authority to provide the Participant with written authorization to engage in the activities contemplated in subsections (a) and (c).

2.16       "Disability" means with respect to a Participant's Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code, provided, however, that except with respect to Awards granted as ISOs, the Committee in its discretion may determine whether a total and permanent disability exists in accordance with non-discriminatory and uniform standards adopted by the Committee from time to time.  A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.  Notwithstanding the foregoing, for an Award that provides for payment or settlement triggered upon a Disability and that constitutes a Section 409A Covered Award, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) until the earliest of: (A) the Participant's "disability" within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code, (B) the Participant's "separation from service" within the meaning of Section 409A of the Code and (C) the date such Award would otherwise be settled pursuant to the terms of the Award agreement.

2.17       "Effective Date" means the effective date of the Plan as defined in Article XIV.

2.18       "Eligible Employee" means an employee of the Company or an Affiliate.

2.19       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.  Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.20       "Exercisable Awards" has the meaning set forth in Section 4.2(d).

2.21       "Fair Market Value" unless otherwise required by any applicable provision of the Code, means as of any date and except as provided below, (a) the five-day daily volume-weighted average price reported for the Common Stock on such date: (i) as reported on the principal national securities exchange in the United States on which it is then traded; or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or (b) if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted.  If the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 409A or Section 422 of the Code, as applicable.

2.22       "Family Member" means "family member" as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

2.23       "Incentive Stock Option" means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries or its Parent intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

2.24       "Individual Target Award" has the meaning in Section 9.1.

2.25       "Non-Employee Director" means a director of the Company who is not an active employee of the Company or an Affiliate.

2.26       "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

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2.27       "Other Extraordinary Event" has the meaning in Section 4.2(b).

2.28       "Other Stock-Based Award" means an Award under Article VIII that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.29       "Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.30       "Participant" means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.31       "Performance-Based Cash Award" means a cash Award under Article IX that is payable or otherwise based on the attainment of certain pre-established performance goals during a Performance Period.

2.32       "Performance Criteria" has the meaning set forth in Exhibit A.

2.33       "Performance Period" means each fiscal year of the Company or such other period (as specified by the Committee) over which the attainment of performance goals is measured.

2.34       "Performance Share" means an Other Stock-Based Award of the right to receive a number of shares of Common Stock or cash of an equivalent value at the end of a specified Performance Period.

2.35       "Performance Unit" means an Other Stock-Based Award of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both, at the end of a specified Performance Period.

2.36       "Person" means any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).

2.37       "Plan" means this RiceBran Technologies 2014 Equity Incentive Plan, as amended from time to time.

2.38       "Restricted Stock" means an Award of shares of Common Stock that is subject to restrictions pursuant to Article VII.

2.39       "Restriction Period" has the meaning set forth in Section 7.3(a).

2.40       "Rule 16b-3" means Rule 16b‑3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.41       "Section 162(m)" means the exception for performance-based compensation under Section 162(m) of the Code.

2.42       "Section 4.2 Event" has the meaning set forth in Section 4.2(b).

2.43       "Section 409A Covered Award" has the meaning set forth in Section 13.14.

2.44       "Section 409A" means the nonqualified deferred compensation rules under Section 409A of the Code.

2.45       "Securities Act" means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder.  Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.46       "Stock Option" or "Option" means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

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2.47       "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.48       "Ten Percent Stockholder" means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.49       "Termination" means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.50       "Termination of Consultancy" means: (a) that the Consultant is no longer acting as a consultant to the Company or a Subsidiary; or (b) when an entity that is retaining a Participant as a Consultant ceases to be a Subsidiary unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Subsidiary at the time the entity ceases to be a Subsidiary.  In the event that a Consultant becomes an Eligible Employee or a Non‑Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non‑Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.51       "Termination of Directorship" means that the Non‑Employee Director has ceased to be a director of the Company; except that if a Non‑Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.52       "Termination of Employment" means: (a) a termination of employment (for reasons other than a military or approved personal leave of absence) of a Participant from the Company and its Subsidiaries; or (b) when an entity that is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Subsidiary at the time the entity ceases to be a Subsidiary.  In the event that an Eligible Employee becomes a Consultant or a Non‑Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non‑Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.53       "Transfer" means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  "Transferred" and "Transferable" shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1          The Committee.  The Plan shall be administered and interpreted by the Committee.

3.2          Grant and Administration of Awards.  The Committee shall have full authority and discretion, as provided in Section 3.6, to grant and administer Awards including the authority to:

(a)       select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted;

(b)       determine the number of shares of Common Stock to be covered by each Award;

(c)       determine the type and the terms and conditions, not inconsistent with the terms of the Plan, of each Award (including, but not limited to, the exercise or purchase price (if any), Fair Market Value, as applicable, and any restriction or limitation or any vesting or exercisibility schedule or acceleration thereof);

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(d)       determine whether a Stock Option is an Incentive Stock Option or Non‑Qualified Stock Option;

(e)       determine whether to require a Participant, as a condition of the granting of any Award, to refrain from selling or otherwise disposing of Common Stock acquired pursuant to such Award for a period of time as determined by the Committee;

(f)        condition the grant, vesting or payment of any Award on the attainment of performance goals (including goals based on the Performance Criteria) over a Performance Period, set such goals and such period, and certify the attainment of such goals;

(g)       amend, after the date of grant, the terms that apply to an Award upon a Participant's Termination, provided that such amendment does not reduce the Participant's rights under the Award;

(h)       determine the circumstances under which Common Stock and other amounts payable with respect to an Award may be deferred automatically or at the election of the Participant, in each case in a manner intended to comply with or be exempt from Section 409A;

(i)        generally, exercise such powers and perform such acts as the Committee deems necessary or advisable to promote the best interests of the Company in connection with the Plan that are not inconsistent with the provisions of the Plan;

(j)        construe and interpret the terms and provisions of the Plan and any Award (and any agreements relating thereto) and make all other determinations necessary or advisable for the administration of this Plan; and

(k)       correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto.

3.3          Award Agreements.  All Awards shall be evidenced by, and subject to the terms and conditions of, a written notice provided by the Company to the Participant or a written agreement executed by the Company and the Participant.

3.4          Guidelines.  The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem necessary or advisable.  The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdiction to comply with applicable tax and securities laws and may impose such limitations and restrictions that it deems necessary or advisable to comply with the applicable tax and securities laws of such domestic or foreign jurisdiction.

3.5          Delegation; Advisors.  The Committee may, as it from time to time as it deems advisable, to the extent permitted by applicable law and stock exchange rules:

(a)       delegate its responsibilities to officers or employees of the Company and its Affiliates, including delegating authority to officers to grant Awards or execute agreements or other documents on behalf of the Committee; and

(b)       engage legal counsel, consultants, professional advisors and agents to assist in the administration of the Plan and rely upon any opinion or computation received from any such Person.  Expenses incurred by the Committee or the Board in the engagement of any such person shall be paid by the Company.

3.6          Decisions Final.  All determinations, evaluations, elections, approvals, authorizations, consents, decisions, interpretations and other actions made or taken by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the sole and absolute discretion of all and each of them, and shall be final, binding and conclusive on all employees and Participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns.

3.7          Procedures.  If the Committee is appointed, the Committee shall hold meetings, subject to the Bylaws of the Company, at such times and places as it shall deem advisable, including by telephone conference or by written consent.  The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

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3.8          Liability; Indemnification.

(a)       The Committee, its members and any delegate or Person engaged pursuant to Section 3.5 shall not be liable for any action or determination made in good faith with respect to the Plan.  To the maximum extent permitted by applicable law, no officer or employee of the Company or any Affiliate or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

(b)       To the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of the Company and to the extent not covered by insurance directly insuring such person, each current or former officer or employee of the Company or any Affiliate and member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such person's own fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification provided for under applicable law or under the Articles of Incorporation or Bylaws of the Company or any Affiliate or any indemnification agreements between the Company and such current or former officer or employee of the Company.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her.

ARTICLE IV

SHARE LIMITATIONS

4.1          Shares.

(a)       General Limitations.

(i)          The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted over the term of the Plan shall not exceed 3,300,000 shares (subject to any increase or decrease pursuant to Section 4.2).

(ii)         If any Appreciation Award expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised portion shall again be available under the Plan.  If shares of Restricted Stock or Other Stock-Based Awards that are not Appreciation Awards are forfeited for any reason, the number of forfeited shares comprising or underlying the Award shall again be available under the Plan.

(iii)        The number of shares available under the Plan shall be reduced by (A) the total number of Appreciation Awards that have been exercised, regardless of whether any shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net exercise or settlement, and (B) all shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award.  In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase shares of Common Stock on the open market for reuse under the Plan.  Notwithstanding anything to the contrary herein, Awards that may be settled solely in cash shall not be deemed to use any shares under the Plan.

(iv)        Shares issued under the Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company, or both.

(b)       Individual Participant Limitations.

(i)          the maximum number of shares of Common Stock that may be made subject to Stock Options, Restricted Stock or Other Stock-Based Awards denominated in shares of Common Stock granted to each Eligible Employee or Consultant during any fiscal year of the Company is 500,000 shares per type of Award (subject to increase or decrease pursuant to Section 4.2); provided that the maximum number of shares of Common Stock for all types of Awards during any fiscal year of the Company that may be granted to each Eligible Employee or Consultant is 500,000 shares (subject to increase or decrease pursuant to Section 4.2); and

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(ii)         the maximum value at grant of Other Stock-Based Awards denominated in dollars and Performance-Based Cash Awards that may be granted during any fiscal year of the Company to each Eligible Employee or Consultant is $3,000,000; provided, however, that the foregoing limit shall be adjusted on a proportionate basis for any Performance Period that is not based on one fiscal year of the Company;

provided, however, that the foregoing individual Participant limits shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted during a fiscal year to an individual Participant are not actually made subject to an Award in a fiscal year, the number of shares of Common Stock available for Awards to such Participant automatically shall increase in the subsequent fiscal years during the term of the Plan until used.

4.2          Changes.

(a)       The existence of the Plan and the Awards shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, (vi) any Section 4.2 Event or (vii) any other corporate act or proceeding.

(b)       Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin off, split off, reorganization or partial or complete liquidation, issuance of rights or warrants to purchase Common Stock or securities convertible into Common Stock, sale or transfer of all or part of the Company's assets or business, or other corporate transaction or event that would be considered an "equity restructuring" within the meaning of FASB ASC Topic 718 (each, a "Section 4.2 Event"), then (i) the aggregate number or kind of shares that thereafter may be issued under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the purchase or exercise price of Awards, or (iv) the individual Participant limits set forth in Section 4.1(b) (other than cash limitations) shall be adjusted by the Committee as the Committee determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan.  In connection with any Section 4.2 Event, the Committee may provide for the cancellation of outstanding Awards and payment in cash or other property in exchange therefor.  In addition, subject to Section 4.2(d), in the event of any change in the capital structure of the Company that is not a Section 4.2 Event (an "Other Extraordinary Event"), then the Committee may make the adjustments described in clauses (i) through (iv) above as it determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan.  Notice of any such adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be binding for all purposes of the Plan.  Except as expressly provided in this Section 4.2(b) or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.  Notwithstanding the foregoing, (x) any adjustments made pursuant to Section 4.2(b) to Awards that are considered "non-qualified deferred compensation" within the meaning of Section 409A shall be made in a manner intended to comply with the requirements of Section 409A; and (y) any adjustments made pursuant to Section 4.2(b) to Awards that are not considered "non-qualified deferred compensation" subject to Section 409A shall be made in a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A or (B) comply with the requirements of Section 409A.

(c)       Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half, except to the extent that applicable law requires prohibits rounding down, in which event fractions less than on-half shall be rounded up.  No cash settlements shall be made with respect to fractional shares eliminated by rounding except as required by applicable law.

(d)       Upon the occurrence of an Acquisition Event, the Committee may terminate all outstanding and unexercised Stock Options or any Other Stock-Based Award that provides for a Participant-elected exercise (collectively, "Exercisable Awards"), effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of such Exercisable Awards that are then outstanding to the extent vested on the date such notice of termination is given (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void and the applicable provisions of Section 4.2(b) and Article X shall apply.  For the avoidance of doubt, in the event of an Acquisition Event, the Committee may terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value on the date of the Acquisition Event without payment of consideration therefor.  If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article X shall apply.

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4.3          Minimum Purchase Price.  Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1         General Eligibility.  All current and prospective Eligible Employees and Consultants, and current Non-Employee Directors, are eligible to be granted Awards.  Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.  Notwithstanding anything herein to the contrary, no Award under which a Participant may receive shares of Common Stock may be granted to an Eligible Employee, Consultant or Non-Employee Director of any Affiliate if such shares of Common Stock do not constitute "service recipient stock" for purposes of Section 409A of the Code with respect to such Eligible Employee, Consultant or Non-Employee Director if such shares are required to constitute "service recipient stock" for such Award to comply with, or be exempt from, Section 409A of the Code.

5.2          Incentive Stock Options.  Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan.  Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee.

5.3         General Requirement.  The grant of Awards to a prospective Eligible Employee or Consultant and the vesting and exercise of such Awards shall be conditioned upon such Person actually becoming an Eligible Employee or Consultant; provided, however, that no Award may be granted to a prospective Eligible Employee or Consultant unless the Company determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions (and, in the case of an Award to an Eligible Employee or Consultant pursuant to which Common Stock would be issued prior to such Person performing services for the Company, the Company may require payment by cash or check in order to ensure proper issuance of the shares in compliance with applicable law).  Awards may be awarded in consideration for past services actually rendered to the Company or an Affiliate.

ARTICLE VI

STOCK OPTIONS

6.1          Stock Options.  Each Stock Option shall be one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.  The Committee shall have the authority to grant to any Eligible Employee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options.  The Committee shall have the authority to grant any Consultant or Non-Employee Director Non-Qualified Stock Options.  Each Option granted under this Plan will be identified as an Incentive Stock Option or a Non-Qualified Stock Option. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

6.2          Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

6.3          Terms of Stock Options.  Stock Options shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

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(a)       Exercise Price.  The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee on or before the date of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value on the date of grant.

(b)       Stock Option Term.  The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years).

(c)       Exercisability.

(i)          Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.  Notwithstanding any other provision of the Plan to the contrary, the vesting period applicable to Stock Options shall be no less than (A) one year, if vesting is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years (with no more than one-third of the shares subject thereto vesting on each of the first three anniversaries of the date of grant), if the vesting is based solely on the continued performance of services by the Participant; provided, that the Committee shall be authorized (at the time of grant or thereafter) to provide for earlier vesting in the event of a Change in Control or a Participant's retirement, death or Disability.  Subject to the immediately preceding sentence, the Committee may waive any limitations on exercisability at any time at or after grant in whole or in part, in its discretion.

(ii)         Unless otherwise determined by the Committee at grant, the Option agreement shall provide that (A) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options held by the Participant shall thereupon terminate and expire, (B) as a condition of the exercise of a Stock Option, the Participant shall be required to certify in a manner acceptable to the Company (or shall be deemed to have certified) that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (C) in the event the Participant engages in Detrimental Activity during the one-year period commencing on the earlier of the date the Stock Option is exercised or the date of the Participant's Termination, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized (whether at the time of exercise or thereafter) as a result of the exercise. Unless otherwise determined by the Committee at grant, the foregoing provision shall cease to apply upon a Change in Control.

(d)       Method of Exercise.  To the extent vested, a Stock Option may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Committee (or its designee) specifying the number of shares of Common Stock to be purchased.  Such notice shall be in a form acceptable to the Committee and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law and authorized by the Committee, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including  the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant (for which the Participant has good title free and clear of any liens and encumbrances)).  No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)       Non-Transferability of Options.  No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant.  Notwithstanding the foregoing, the Committee may determine that a Non-Qualified Stock Option that otherwise is not Transferable pursuant to this section is Transferable to a Family Member in whole or in part, and in such circumstances, and under such conditions as specified by the Committee.  A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be Transferred subsequently other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement.

(f)        Termination by Death or Disability.  Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), if a Participant's Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant's Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant's estate) at any time within a period of one year after the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

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(g)       Involuntary Termination Without Cause.  Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), if a Participant's Termination is by involuntary termination without Cause, all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant's Termination may be exercised by the Participant at any time within a period of 90 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h)       Voluntary Termination.  Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), if a Participant's Termination is voluntary (other than a voluntary Termination described in subsection (i)(ii) below), all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant's Termination may be exercised by the Participant at any time within a period of 30 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i)        Termination for Cause.  Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), if a Participant's Termination (i) is for Cause or (ii) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall terminate and expire on the date of such Termination.

(j)        Unvested Stock Options.  Unless otherwise determined by the Committee, Stock Options that are not vested as of the date of a Participant's Termination for any reason shall terminate and expire on the date of such Termination.

(k)       Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non‑Qualified Stock Options.  In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the date an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option.  Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l)        Form, Modification, Extension and Renewal of Stock Options.  Stock Options may be evidenced by such form of agreement as is approved by the Committee.  The Committee may (i) modify, extend or renew outstanding Stock Options (provided that (A) the rights of a Participant are not reduced without his or her consent and (B) such action does not subject the Stock Options to Section 409A or otherwise extend the Stock Options beyond their stated term), and (ii) accept the surrender of outstanding Stock Options and authorize the granting of new Stock Options in substitution therefor.  Notwithstanding anything herein to the contrary, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(m)      No Reload Options.  Options shall not provide for the grant of the same number of Options as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes (i.e., "reloads").

ARTICLE VII

RESTRICTED STOCK

7.1          Awards of Restricted Stock.  The Committee shall determine the Participants, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture or to restrictions on transfer, and all other terms and conditions of the Awards.

Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that (A) in the event the Participant engages in Detrimental Activity prior to any vesting of Restricted Stock, all unvested Restricted Stock shall be immediately forfeited, and (B) in the event the Participant engages in Detrimental Activity during the one year period after any vesting of such Restricted Stock, the Committee shall be entitled to recover from the Participant (at any time within one year after such engagement in Detrimental Activity) an amount equal to the Fair Market Value as of the vesting date(s) of any Restricted Stock that had vested in the period referred to above. Unless otherwise determined by the Committee at grant, the foregoing shall cease to apply upon a Change in Control.

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The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals (including goals based on the Performance Criteria) or such other factors as the Committee may determine.

7.2          Awards and Certificates.  The Committee may require, as a condition to the effectiveness of an Award of Restricted Stock, that the Participant execute and deliver to the Company an Award agreement or other documentation and comply with the terms of such Award agreement or other documentation. Further, Restricted Stock shall be subject to the following conditions:

(a)       Purchase Price.  The purchase price of Restricted Stock, if any, shall be fixed by the Committee.  In accordance with Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law.

(b)       Legend.  Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the RiceBran Technologies (the "Company") 2014 Equity Incentive Plan (as amended from time to time, the "Plan"), and an Award Agreement entered into between the registered owner and the Company dated __________.  Copies of such Plan and Agreement are on file at the principal office of the Company."

(c)       Custody.  If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that such stock certificates be held in custody by the Company until the restrictions on the shares have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

7.3          Restrictions and Conditions.  Restricted Stock shall be subject to the following restrictions and conditions:

(a)       Restriction Period.

(i)          The Participant shall not be permitted to Transfer shares of Restricted Stock, and the Restricted Stock shall be subject to a risk of forfeiture (collectively, "restrictions") during the period or periods set by the Committee (the "Restriction Periods"), as set forth in the Restricted Stock Award agreement.  The Committee may provide for the lapse of the restrictions in whole or in part (including in installments) based on service, attainment of performance goals or such other factors or criteria as the Committee may determine, and may waive all or any part of the restrictions at any time subject to Section 7.3(a)(iii).

(ii)         If the grant of Restricted Stock or the lapse of restrictions is based on the attainment of performance goals, such performance goals shall be established by the Committee in writing on or before the date the grant of Restricted Stock is made and while the outcome of the performance goals is substantially uncertain and that is permitted under Section 162(m) with regard to an Award of Restricted Stock that is intended to comply with Section 162(m).  Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar events or circumstances.

(iii)        Notwithstanding any other provision of the Plan to the contrary, the Restriction Period with respect to any Restricted Stock Award shall be no less than (A) one year, if the lapsing of restrictions is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years (with restrictions as to no more than one-third of the shares subject thereto lapsing on each of the first three anniversaries of the date of grant), if the lapsing of restrictions is based solely on the continued performance of services by the Participant; provided, that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Change in Control or a Participant's retirement, death or Disability; and provided further, that Restricted Stock Awards with respect to up to 10% of the total number of shares of Common Stock reserved for Awards may be exempt from the foregoing limitations.

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(b)       Rights as a Stockholder.  Except as otherwise determined by the Committee, the Participant shall have all the rights of a holder of shares of Common Stock of the Company with respect to Restricted Stock, subject to the following provisions of this Section 7.3(b). Except as otherwise determined by the Committee, (i) the Participant shall have no right to tender shares of Restricted Stock, (ii) dividends or other distributions (collectively, "dividends") on shares of Restricted Stock shall be withheld, in each case, while the Restricted Stock is subject to restrictions, and (iii) in no event shall dividends or other distributions payable thereunder be paid unless and until the shares of Restricted Stock to which they relate no longer are subject to a risk of forfeiture. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company's records for purposes of the Plan and, except as otherwise determined by the Committee, shall not accrue interest. Such dividends shall be paid to the Participant in the same form as paid on the Common Stock upon the lapse of the restrictions.

(c)       Termination.  Upon a Participant's Termination for any reason during the Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant, or, if no rights of a Participant are reduced, thereafter.

(d)       Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant, and any and all unpaid distributions or dividends payable thereunder shall be paid.  All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1          Other Awards.  The Committee is authorized to grant Other Stock‑Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock appreciation rights, stock equivalent units, restricted stock units, Performance Shares, Performance Units and Awards valued by reference to book value of shares of Common Stock.

The Committee shall have authority to determine the Participants, to whom, and the time or times at which, Other Stock-Based Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of performance goals (including, performance goals based on the Performance Criteria) or such other factors as the Committee may determine.  If the grant or vesting of an Other Stock-Based Award is based on the attainment of performance goals, such performance goals shall be established by the Committee in writing on or before the date the grant of Other Stock-Based Award is made and while the outcome of the performance goals is substantially uncertain and that is permitted under Section 162(m) with regard to an Other Stock-Based Award that is intended to comply with Section 162(m).  Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar events or circumstances).

8.2          Terms and Conditions.  Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a)       Non-Transferability.  The Participant may not Transfer Other Stock-Based Awards or the Common Stock underlying such Awards prior to the date on which the underlying Common Stock is issued, or, if later, the date on which any restriction, performance or deferral period applicable to such Common Stock lapses.

(b)       Dividends.  The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to receive dividends, dividend equivalents or other distributions (collectively, "dividends") with respect to shares of Common Stock covered by Other Stock-Based Awards. Except as otherwise determined by the Committee, dividends with respect to unvested Other Stock-Based Awards shall be withheld until such Other Stock-Based Awards vest. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company's records for purposes of the Plan and, except as otherwise determined by the Committee, shall not accrue interest. Such dividends shall be paid to the Participant in the same form as paid on the Common Stock or such other form as is determined by the Committee upon the lapse of the restrictions.

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(c)       Vesting.  Other Stock Based Awards and any underlying Common Stock shall vest or be forfeited to the extent set forth in the applicable Award agreement or as otherwise determined by the Committee.  At the expiration of any applicable Performance Period, the Committee shall determine the extent to which the relevant performance goals are achieved and the portion of each Other Stock-Based Award that has been earned.   The Committee may, at or after grant, accelerate the vesting of all or any part of any Other Stock-Based Award.  Notwithstanding any other provision of the Plan to the contrary, the minimum vesting period with respect to any Other Stock-Based Awards shall be no less than (i) one year, if the vesting is based (in whole or in part) on the attainment of one or more performance goals, and (ii) three years (with restrictions as to no more than one-third of the shares subject thereto lapsing on each of the first three anniversaries of the date of grant), if the vesting is based solely on the continued performance of services by the Participant; provided, that, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Change in Control or a Participant's retirement, death or Disability; and provided further, that, subject to the limitations set forth in Section 4.1, Other Stock-Based Awards with respect to up to 10% of the total number of shares of Common Stock reserved for Awards may be exempt from the foregoing limitations.

(d)       Payment.  Following the Committee's determination in accordance with subsection (c) above, shares of Common Stock or, as determined by the Committee, the cash equivalent of such shares shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual's earned Other Stock-Based Award.  Notwithstanding the foregoing, the Committee may exercise negative discretion by providing in an Other Stock-Based Award the discretion to pay an amount less than otherwise would be provided under the applicable level of attainment of the performance goals or subject the payment of all or part of any Other Stock-Based Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(e)       Detrimental Activity.  Unless otherwise determined by the Committee at grant, each Other Stock-Based Award shall provide that (A) in the event the Participant engages in Detrimental Activity prior to any vesting of such Other Stock-Based Award, all unvested Other Stock-Based Award shall be immediately forfeited, and (B) in the event the Participant engages in Detrimental Activity during the one year period after any vesting of such Other Stock-Based Award, the Committee shall be entitled to recover from the Participant (at any time within the one-year period after such engagement in Detrimental Activity) an amount equal to any gain the Participant realized from any Other Stock-Based Award that had vested in the period referred to above.  Unless otherwise determined by the Committee at grant, the foregoing provision shall cease to apply upon a Change in Control.

(f)       Price.  Common Stock issued on a bonus basis under this Article VIII may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article VIII shall be priced as determined by the Committee.

(g)       Termination.  Upon a Participant's Termination for any reason during the Performance Period, the Other Stock-Based Awards will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are reduced, thereafter.

ARTICLE IX

PERFORMANCE-BASED CASH AWARDS

9.1          Performance-Based Cash Awards.  The Committee shall have authority to determine the Eligible Employees and Consultants to whom, and the time or times at which, Performance-Based Cash Awards shall be made, the dollar amount to be awarded pursuant to such Performance-Based Cash Award, and all other conditions for the payment of the Performance-Based Cash Award.

Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance-Based Cash Award upon the attainment of specified performance goals (including performance goals based on the Performance Criteria) established pursuant to Section 9.2(c) and such other factors as the Committee may determine, including to comply with the requirements of Section 162(m).  The Committee may establish different performance goals for different Participants.

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Subject to Section 9.2(c), for any Participant the Committee may specify a targeted Performance-Based Cash Award for a Performance Period (each an "Individual Target Award").  An Individual Target Award may be expressed, at the Committee's discretion, as a fixed dollar amount, a percentage of the Participant's base pay, as a percentage of a bonus pool funded by a formula based on achievement of performance goals, or an amount determined pursuant to an objective formula or standard.  The Committee's establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent Performance Period or for any other Participant for that Performance Period or any subsequent Performance Period.  At the time the performance goals are established (as provided in Section 9.2(c)), the Committee shall prescribe a formula to determine the maximum and minimum percentages (which may be greater or less than 100% of an Individual Target Award) that may be earned or payable based upon the degree of attainment of the performance goals during the Performance Period.  Notwithstanding anything else herein, the Committee may exercise negative discretion by providing in an Individual Target Award the discretion to pay a Participant an amount that is less than the Participant's Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the performance goals; provided that, except as otherwise specified by the Committee with respect to an Individual Target Award, no discretion to reduce a Performance-Based Cash Award earned based on achievement of the applicable performance goals shall be permitted for any Performance Period in which a Change in Control occurs, or during such Performance Period with regard to the prior Performance Periods if the Performance-Based Cash Awards for the prior Performance Periods have not been paid by the time of the Change in Control, with regard to individuals who were Participants at the time of the Change in Control.

9.2          Terms and Conditions.  Performance-Based Cash Awards shall be subject to the following terms and conditions:

(a)       Committee Certification.  At the expiration of the applicable Performance Period, the Committee shall determine and certify in writing the extent to which the performance goals established pursuant to Section 9.2(c) are achieved and, if applicable, the percentage of the Performance-Based Cash Award that has been vested and earned.

(b)       Waiver of Limitation.  In the event of the Participant's Disability or death, or in cases of special circumstances (to the extent permitted under Section 162(m) with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m)), the Committee may waive in whole or in part any or all of the limitations imposed thereunder with respect to any or all of a Performance-Based Cash Award.

(c)        Performance Goals, Formulae or Standards.  The performance goals for the earning of Performance-Based Cash Awards shall be established by the Committee in writing on or before the date the grant of Performance-Based Cash Award is made and while the outcome of the performance goals is substantially uncertain and that is permitted under Section 162(m) with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m).  Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar type events or circumstances.

(d)       Payment.  Following the Committee's determination and certification in accordance with subsection (a) above, the earned Performance-Based Cash Award amount shall be paid to the Participant or his legal representative, in accordance with the terms and conditions set forth in Performance-Based Cash Award agreement, but in no event, except as provided in the next sentence, shall such amount be paid later than the later of: (i) March 15 of the year following the year in which the applicable Performance Period ends (or, if later, the year in which the Award is earned); or (ii) two and one-half months after the expiration of the fiscal year of the Company in which the applicable Performance Period ends.  Notwithstanding the foregoing, the Committee may place such conditions on the payment of all or any portion of any Performance-Based Cash Award as the Committee may determine and prior to the beginning of a Performance Period the Committee may (A) provide that the payment of all or any portion of any Performance-Based Cash Award shall be deferred and (B) permit a Participant to elect to defer receipt of all or a portion of any Performance-Based Cash Award.  Any Performance-Based Cash Award deferred by a Participant in accordance with the terms and conditions established by the Committee shall not increase (between the date on which the Performance-Based Cash Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an "increase in the amount of compensation" under Section 162(m).  To the extent applicable, any deferral under this Section 9.2(d) shall be made in a manner intended to comply with or be exempt from the applicable requirements of Section 409A.  Notwithstanding the foregoing, the Committee may exercise negative discretion by providing in a Performance-Based Cash Award the discretion to pay an amount less than otherwise would be provided under the applicable level of attainment of the performance goals.

(e)       Termination.  Unless otherwise determined by the Committee at the time of grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), no Performance-Based Cash Award or pro rata portion thereof shall be payable to any Participant who incurs a Termination prior to the date such Performance-Based Cash Award is paid and the performance-Based Cash Awards only shall be deemed to be earned when actually paid.

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ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1        In the event of a Change in Control of the Company, except as otherwise provided by the Committee in an Award agreement or otherwise in writing, a Participant's unvested Award shall not vest and a Participant's Award shall be treated in accordance with one of the following methods as determined by the Committee:

(a)       Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d), and Restricted Stock or other Awards may, where appropriate in the discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may decide to award additional Restricted Stock or any other Award in lieu of any cash distribution.  Notwithstanding anything to the contrary herein, any assumption or substitution of Incentive Stock Options shall be structured in a manner intended to comply with the requirements of Treasury Regulation §1.424-1 (and any amendments thereto).

(b)       Awards may be canceled in exchange for an amount of cash equal to the Change in Control Price (as defined below) per share of Common Stock covered by such Awards), less, in the case of an Appreciation Award, the exercise price per share of Common Stock covered by such Award.  The "Change in Control Price" means the price per share of Common Stock paid in the Change in Control transaction.

(c)       Appreciation Awards may be cancelled without payment, if the Change in Control Price is less than the exercise price per share of such Appreciation Awards.

Notwithstanding anything else herein, the Committee may provide for accelerated vesting or lapse of restrictions, of an Award at any time.

ARTICLE XI

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board, or the Committee (to the extent permitted by law), may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary or advisable to ensure that the Company may comply with any regulatory requirement referred to in Article XIII or Section 409A), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be reduced without the consent of such Participant and, provided further, without the approval of the holders of the Company's Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (a) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (b) increase the maximum individual Participant limits under Section 4.1(b) (except by operation of Section 4.2); (c) change the classification of individuals eligible to receive Awards under the Plan; (d) extend the maximum term of Options; (e)  alter the Performance Criteria; (f) other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Stock Options or Appreciation Awards, or cancel outstanding Stock Options or Appreciation Awards (where, prior to the reduction or cancellation, the exercise price exceeds the Fair Market Value on the date of cancellation) in exchange for cash, other Awards or Stock Options or Appreciation Awards with an exercise price that is less than the exercise price of the original Stock Options or Appreciation Awards; (g) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) or, to the extent applicable to Incentive Stock Options, Section 422 of the Code or (h) require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided that no such amendment reduces the rights of any Participant without the Participant's consent.  Actions taken by the Committee in accordance with Article IV shall not be deemed to reduce the rights of any Participant.

Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award at any time without a Participant's consent to comply with Section 409A or any other applicable law.

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ARTICLE XII

UNFUNDED PLAN

The Plan is an "unfunded" plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

GENERAL PROVISIONS

13.1        Legend.  The Committee may require each person receiving shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Committee shall request.  In addition to any legend required by the Plan, the certificates or book entry accounts for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates or book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders, legends and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national automated quotation system on which the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  If necessary or advisable in order to prevent a violation of applicable securities laws or to avoid the imposition of public company reporting requirements, then, notwithstanding anything herein to the contrary, any stock-settled Awards shall be paid in cash in an amount equal to the Fair Market Value on the date of settlement of such Awards.

13.2       Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.3       No Right to Employment/Consultancy/Directorship.  Neither the Plan nor the grant of any Award thereunder shall give any Participant or other person any right to continued employment, consultancy or directorship by the Company or any Affiliate, or limit in any way the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

13.4       Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash thereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.  Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.  Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.  Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

13.5       No Assignment of Benefits.  No Award or other benefit payable under the Plan shall, except as otherwise specifically provided in the Plan or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

13.6       Listing and Other Conditions.  If at any time counsel to the Company shall be of the opinion that any offer or sale of Common Stock pursuant to an Award is or may be unlawful or prohibited, or will or may result in the imposition of excise taxes on the Company, under the statutes, rules or regulations of any applicable jurisdiction or under the rules of the national securities exchange on which the Common Stock then is listed, the Company shall have no obligation to make such offer or sale, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to the Common Stock or Awards, and the right to exercise any Option or Exercisable Award shall be suspended until, in the opinion of said counsel, such offer or sale shall be lawful, permitted or will not result in the imposition of excise taxes on the Company.

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13.7        Governing Law.  The Plan and matters arising under or related to it shall be governed by and construed in accordance with the internal laws of the State of California to the extent required by California law without giving effect to its principles of conflicts of laws.

13.8       Construction.  Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.  As used herein, (a) "or" shall mean "and/or" and (b) "including" or "include" shall mean "including, without limitation."  Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

13.9       Other Benefits.  No Award, whether at grant or payment, shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates or shall affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, unless expressly provided to the contrary in such benefit plan.

13.10     Costs.  The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards.

13.11     No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and each Award to an individual Participant need not be the same.

13.12     Death/Disability.  The Committee may require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary or advisable to establish the validity of the transfer of an Award.  The Committee also may require that the transferee agree to be bound by all of the terms and conditions of the Plan.

13.13     Section 16(b) of the Exchange Act.  All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3.  The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or advisable for the administration and operation of the Plan and the transaction of business thereunder.

13.14     Section 409A.  Although the Company does not guarantee to a Participant the particular tax treatment of any Award, all Awards are intended to comply with, or be exempt from, the requirements of Section 409A and the Plan and any Award agreement shall be limited, construed and interpreted in accordance with such intent.  To the extent that any Award constitutes "non-qualified deferred compensation" pursuant to Section 409A (a "Section 409A Covered Award"), it is intended to be paid in a manner that will comply with Section 409A.  In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or for any damages for failing to comply with Section 409A.  Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)       A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant's employment unless such termination is also a "separation from service" within the meaning of Section 409A and, for purposes of any such provision of a Section 409A Covered Award, references to a "termination," "termination of employment" or like terms shall mean separation from service.  Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant's Termination to be a "specified employee" within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant's separation from service, and (ii) the date of the Participant's death.  All payments delayed pursuant to this Section 13.14(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant's separation from service or, if earlier, on the date of the Participant's death.

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(b)       With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, the settlement of such Award shall not occur until the earliest of (i) the Change in Control if such Change in Control constitutes a "change in the ownership of the corporation," a "change in effective control of the corporation" or a "change in the ownership of a substantial portion of the assets of the corporation," within the meaning of Section 409A(a)(2)(A)(v) of the Code, (ii) the date such Award otherwise would be settled pursuant to the terms of the applicable Award agreement and (iii) the Participant's "separation from service" within the meaning of Section 409A, subject to Section 13.14(a).

(c)       For purposes of Code Section 409A, a Participant's right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.

(d)       Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., "payment shall be made within 30 days following the date of termination"), the actual date of payment within the specified period shall be within the sole discretion of the Company.

13.15     Successor and Assigns.  The Plan shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.

13.16     Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

13.17     Payments to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

13.18     Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.19     Recoupment.  All Awards granted or other compensation paid by the Company under the Plan, including any shares of Common Stock issued under any Award thereunder, will be subject to: (i) any compensation recapture policies established by the Board or the Committee from time to time and in effect at the time of grant of the Award, and (ii) any compensation recapture policies to the extent required pursuant to any applicable law (including, without limitation, the Dodd-Frank Act) or the rules and regulations of any national securities exchange on which the shares of Common Stock are then traded.

13.20     Reformation.  If any provision regarding Detrimental Activity or any other provision set forth in the Plan or an Award agreement is found by any court of competent jurisdiction or arbitrator to be invalid, void or unenforceable or to be excessively broad as to duration, activity, geographic application or subject, such provision or provisions shall be construed, by limiting or reducing them to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.

13.21     Electronic Communications.  Notwithstanding anything else herein to the contrary, any Award agreement, notice of exercise of an Exercisable Award, or other document or notice required or permitted by the Plan or an Award that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically. Signatures also may be electronic if permitted by the Committee. The term "written agreement" as used in the Plan shall include any document that is delivered and/or accepted electronically.

13.22     Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the "Lead Underwriter"), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for Common Stock, or any other rights to purchase or acquire Common Stock  (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the "Lock-up Period").  The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-up Period.

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13.23      Insider Trading Policy.  Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company's securities by Employees, officers and/or directors of the Company.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

The Plan was adopted by the Board on June 23, 2014, effective on such date (the "Effective Date").  The Plan was approved by the stockholders of the Company on August 19, 2014.

ARTICLE XV

TERM OF PLAN

No Award shall be granted on or after the tenth anniversary of the earlier of (a) the date the Plan is adopted or (b) the date of stockholder approval of the Plan, provided that Awards granted prior to such tenth anniversary may extend beyond that date in accordance with the terms of the Plan. Awards (other than Stock Options or stock appreciation rights) may be based on such Performance Criteria in order to qualify for the "performance-based compensation" exception under Section 162(m) of the Code.

EXHIBIT A

PERFORMANCE CRITERIA

Performance goals established for purposes of the grant or vesting of performance-based Awards of Restricted Stock, Other Stock-Based Awards or Performance-Based Cash Awards that are intended to be "performance-based" under Section 162(m) shall be based on one or more of the following performance criteria (Performance Criteria):

(1)           enterprise value or value creation targets;

(2)           income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit;

(3)           cash flow including, but not limited to, from operations or free cash flow;

(4)           specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances or other offsets and adjustments as may be established by the Committee;

(5)           net sales, revenues, net income or earnings before income tax or other exclusions;

(6)           operating margin; return on operating revenue or return on operating profit;

(7)           return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets;

(8)           market capitalization, fair market value of the shares of the Company's Common Stock, franchise value (net of debt), economic value added;

(9)           total stockholder return or growth in total stockholder return (with or without dividend reinvestment);

(10)         proprietary investment results;

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(11)         estimated market share;

(12)         expense management/control or reduction (including without limitation, compensation and benefits expense);

(13)         customer satisfaction;

(14)         technological improvements/implementation, new product innovation;

(15)         collections and recoveries;

(16)         property/asset purchases;

(17)         litigation and regulatory resolution/implementation goals;

(18)         leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals);

(19)         risk management/implementation;

(20)         development and implementation of strategic plans or organizational restructuring goals;

(21)         development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals;

(22)         employee satisfaction or staff development;

(23)         formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance revenue or profitability or to enhance its customer base;

(24)         completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets; or

(25)         other Company specific operational metrics.

All Performance Criteria may be based upon the attainment of specified levels of the Company (or Affiliate, division, other operational unit, business segment or administrative department of the Company or any Affiliate) performance under one or more of the measures described above and may be measured relative to the performance of other corporations (or an affiliate, subsidiary, division, other operational unit, business segment or administrative department of another corporation or its affiliates).  Any goal may be expressed as a dollar figure, on a percentage basis (if applicable) or on a per share basis, and goals may be either absolute, relative to a selected peer group or index, or a combination of both.  To the extent permitted under Section 162(m), (including compliance with any requirements for shareholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Except as otherwise determined by the Committee at grant, the measures used in Performance Criteria set under the Plan shall be determined in accordance with generally accepted accounting principles (GAAP) and in a manner consistent with the methods used in the Company's regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Code Section 162(m)(4)(C) of the Code and the regulations thereunder:

(a)       all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or Affiliate, division, other operational unit, business segment or administrative department of the Company or any Affiliate) or the financial statements of the Company (or Affiliate, division, other operational unit, business segment or administrative department of the Company or any Affiliate);

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(b)       all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or Affiliate, division, other operational unit, business segment or administrative department of the Company or any Affiliate) during the fiscal year or other applicable performance period; and

(c)       all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any Performance Criteria are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Criteria are set and to the extent permitted under Section 162(m).

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ANNUAL MEETING OF SHAREHOLDERS OF

RiceBran Technologies

June 21, 2017

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement
is available at http://www.ricebrantech.com/InvestorRelations

PROXY VOTING INSTRUCTIONS

Company Number:_____________________   Account Number:__________________________

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" EACH OF THE OTHER PROPOSALS LISTED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:

1.	Election of Directors:
☐	Robert D. Smith, Ph.D
☐	Brent Rosenthal
☐	Beth Bronner
☐	Ari Gendason
☐	David Goldman
☐	Baruch Halpern
☐	Henk W. Hoogenkamp
☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

2.
To approve amendments to our articles of incorporation that would effect a reverse stock split, pursuant to which either two, three or four outstanding shares of our common stock would be combined into one share of such stock, and to authorize our board of directors, at their discretion, to select and file one such amendment which would effect the reverse stock split at one of these three reverse split ratios on or before June 21, 2018, if deemed appropriate.

3.	To approve an amendment to the 2014 Equity Incentive Plan to increase the number of authorized shares issuable under the plan from 1,600,000 to 3,300,000.
4.	To approve, on a nonbinding advisory basis, the compensation of our named executive officers.
5.	Ratify appointment of Marcum LLP as RiceBran Technologies’ independent registered public accounting firm for fiscal year 2017.
6.	To transact such other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the proposals described herein.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Please check this box if you plan to attend the Annual Meeting. ☐

Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION CARD

ANNUAL MEETING OF SHAREHOLDERS

June 21, 2017 9:00 A.M. (Local Time)
Scottsdale Plaza Resort
7200 North Scottsdale Road
Scottsdale, AZ 85253

Presentation of this card is required
for admission to the Annual Meeting

PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE
AT THE ENTRANCE TO THE ANNUAL MEETING.

RiceBran Technologies

Name: _____________________________________________________________

Address: ___________________________________________________________

Non-Transferable

RiceBran Technologies

2928 Ramco Street, Suite 120
West Sacramento, California 95691

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of Common Stock of RiceBran Technologies, a California corporation (the "Company"), hereby appoints Robert D. Smith, Ph.D and Brent Rystrom, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at Scottsdale Plaza Resort, 7200 North Scottsdale Road, Scottsdale, AZ 85253 , on Wednesday, June 21, 2017, at 9:00 A.M. local time, and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

COMMENTS: